Exhibit 10.13

GROUND SUBLEASE

between

SUNBORNE XVI, LTD.,

a Colorado limited partnership,

as Sublessor

and

APA HANGARS LLC,

a Delaware limited liability company,

as Sublessee

Dated: as of December 1, 2020

[Parcel 1]

GROUND SUBLEASE

(Parcel 1)

THIS GROUND SUBLEASE (this "Sublease") dated as of the 1st day of December, 2020 (the "Effective Date") between SUNBORNE XVI, LTD., a Colorado limited partnership, having an office at 8001 South InterPort Boulevard, Suite 300, Englewood, Colorado 80112 (the "Sublessor"), and APA HANGARS LLC, a Delaware limited liability company, having an office at 767 5th Avenue, 21st Floor, New York, NY 10153, Attn: Tim Johnson (the "Sublessee").

WITNESSETH:

WHEREAS, Sublessor is the lessee under a certain Ground Lease and Agreement dated March 1, 2007, by and between Arapahoe County Public Airport Authority (the "Airport Authority") and Sublessor covering, inter alia, the Demised Premises (as hereinafter defined), as the same has been amended, and as it may hereafter be amended from time to time (the "Master Lease"); and

WHEREAS, Sublessor desires to sublease to Sublessee, and Sublessee desires to sublease from Sublessor, the Demised Premises, together with the right to use the Common Areas (as hereinafter defined), upon the terms and conditions more particularly provided hereinafter.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, intending to be legally bound, the parties hereto for themselves, their successors and assigns, hereby covenant and agree as follows:

1.    Definition of Certain Terms.

1.1    For purposes of this Sublease, the following term shall have the meanings hereinafter set forth, unless the context otherwise requires:

1.1.1    The term "Affiliate" shall mean, with respect to a person or entity, any other person or entity that controls, or is controlled by, or is under common control with, such first person or entity.

1.1.2    The term "Authorized Institution" shall mean any bank, savings bank, insurance company, trust company, savings and loan association or other person or entity which is authorized to make first mortgage loans in the State of Colorado, and which is the holder of a first mortgage upon Sublessee's interest in this Sublease, other than an Affiliate of Sublessee.

1.1.3    The term "Business Day" or "business day" shall mean any day other than a Saturday, Sunday, holiday or other day on which banking institutions in the State of Colorado are authorized to close.

1.1.4    The term "Common Areas" shall mean those areas and facilities more particularly described on Exhibit B annexed hereto and made a part hereof.

1.1.5    The term "Completion Date" shall mean the date upon which either (i) a valid temporary or final certificate of occupancy or equivalent has been issued by the applicable governmental authority with respect to the Improvements, other than with respect to tenant finish work for premises leased or to be leased by Sublessee to any tenant, or (ii) Sublessee has commenced use and or occupancy of the Improvements.

1.1.6    The term "Design Guidelines" shall mean the design guidelines or equivalent in effect as of the Effective Date, a copy of which has been previously delivered by Sublessor to Sublessee.

1.1.7    The term "Development Plan" shall mean the development plan to be submitted by Sublessee and processed in accordance with Airport Authority's Development Policy and Application Procedures Manual for Aeronautical and Non-Aeronautical Land use at Centennial Airport ("DPAPM") relating to, inter alia, the Demised Premises and which has been approved by Sublessor and by the Airport Authority, as it may be hereafter modified by Sublessee.

1.1.8    The term "Improvements" shall mean any building or buildings and other improvements now or hereafter installed or constructed on the Demised Premises in accordance with the terms and conditions hereof, except that the term "Improvements" shall not include any interior tenant improvement not required to be installed or completed in order to obtain a certificate of occupancy. Notwithstanding the foregoing to the contrary, Improvements shall include all exterior improvements and all interior improvement visible from the exterior, with the exterior doors in closed position.

1.1.9    The term "Land" shall mean the parcel of real property described in Exhibit A attached hereto.

1.1.10    The term "Minimum Standards" shall mean the "Centennial Airport Minimum Standards for Commercial Aeronautical Activities" adopted on February 5, 1981, as the same may have been or may be from time to time amended, revised, supplemented or updated.

1.1.11    The term "mortgage," whether or not used in combination with other qualifying words, shall include a deed of trust to a trustee to secure a note or notes or other loan obligations; the terms "holder," when used with reference to a mortgage, and "mortgagee," shall include the beneficiary under a deed of trust.

1.1.12    The term "Project" shall mean the Land, together with any Improvements currently existing or hereinafter constructed on the Land.

1.1.13    The term "Sublessor" shall mean the owner at the time of the leasehold estate in the Demised Premises under the Master Lease.

1.1.14    Unless the context otherwise requires, the term "tenant" shall mean any tenant of all or a portion of the space in or on the Improvements (other than Sublessee); the term "tenant sublease" shall mean any sublease for the use or occupancy of such space; and the term "subrent" shall mean any rent or other charge for such use or occupancy.

1.1.15    The term "unavoidable delays" or "unforeseen delays" shall mean delays due to strike, lockout or other labor or industrial disturbance (whether or not on the part of employees, agents or contractors of Sublessee), civil disturbance, future valid order of any government, court or regulatory body having proper jurisdiction, act of the public enemy, war, riot, sabotage, blockade, pandemic, embargo, failure or inability to secure materials or labor by reason of priority or regulations or orders of any government or regulatory body, lightening, earthquake, fire, storm, hurricane, flood, washout, explosion, act of God, or any cause beyond the reasonable control of Sublessee similar to the causes hereinbefore enumerated

2.    Premises; Term of Sublease: Due Diligence; Termination Rights.

2.1    Sublessor, for and in consideration of the rents, covenants and agreements hereinafter reserved, mentioned and contained on the part of Sublessee, its successors and assigns, to be paid, kept and performed, has demised and leased, and by these presents does demise and lease, unto Sublessee, and Sublessee does hereby take and hire, upon and subject to the conditions hereinafter expressed, the Land, together with all rights-of-way, licenses and easements now or hereafter belonging or pertaining to said Land (collectively, the "Demised Premises"); subject, however, to all of the terms and provisions of the Master Lease and to all liens, charges, encumbrances, encroachments, declarations, restrictions, reservations, covenants and other title exceptions and matters, if any, affecting the Demised Premises at the date hereof. Any new rights-of-way, licenses or easements granted by Sublessor will not unreasonably interfere with Sublessee's use of the Demised Premises.

TO HAVE AND TO HOLD the same, subject as aforesaid, unto Sublessee, and, subject to the provisions hereof, its successors and assigns, for a term commencing on January 1st, 2021 (the "Commencement Date") and expiring, unless extended or sooner terminated pursuant to any of the terms, covenants or conditions of this Sublease or pursuant to law, on February 28, 2062 (the "Initial Expiration Date"); provided, however, that the Initial Expiration Date will be automatically extended to February 28, 2077 if Sublessor exercises its first option to extend the term of the Master Lease for an additional fifteen (15) years, and further extended to February 28, 2097 if Sublessor exercises its second option to extend the term of the Master Lease for an additional twenty (20) years (the "Expiration Date").

2.2    Sublessee agrees to execute and deliver to Sublessor, substantially in the form attached hereto as Exhibit F, an Estoppel and Commencement Date Certificate, within ten (10) days of the Effective Date, certifying as to the actual commencement and expiration dates of the term, and such other matters as may be required by Sublessor.

2.3    This Sublease is made upon the covenants, agreements, terms, provisions, conditions and limitations contained herein, all of which Sublessee covenants and agrees to perform and observe.

3.    Rent, Etc.

3.1    Rent.

3.1.1    Sublessee covenants and agrees to pay to Sublessor at the address specified in or furnished pursuant to Section 21.1 hereof, a net monthly rental (the "Net Rent"), as hereinafter provided.

3.1.2    On the Commencement Date (i.e., January 1st, 2021) through the last day of the twelfth (12th) full calendar month of the term of this Sublease, Sublessee shall pay fifty-nine cents ($0.59) per square foot [Two Hundred Ninety-Six Thousand Ninety-Five and 63/100 Dollars ($296,095.63) per annum and Twenty-Four Thousand Six Hundred Seventy-Four and 64/100 ($24,674.64) per month] in Net Rent to Sublessor for that portion of the Demised Premises comprised of 501,857 square feet and described on Exhibit A-1 attached hereto ("Phase 1"). The Net Rent shall be paid in monthly installments in advance on the first (1st) day of each succeeding calendar month during the term of the Sublease (the "Rent Date"). Net Rent shall be as set forth on Exhibit C. In the event that Sublessee exercises its Option (as defined in Section 33) so that the Sublessee adds to the Demised Premises that parcel of property comprised of 371,763 square feet and described on Exhibit A-2 attached hereto ("Phase 2"), the rent schedule set forth on Exhibit C shall be replaced by the rent schedule set forth on Exhibit C-1 so long as the term of the Sublease for Phase 2 commences no earlier than the date which is three (3) years after the Commencement Date. In the event the term of the Sublease for Phase 2 commences prior to three (3) years after the Commencement Date, then Sublessor shall provide Sublessee with an Exhibit C-2 showing the Net Rent which reflects the addition of Phase 2 to the Demised Premises at such earlier date, and such Exhibit C-2 will be attached to an amendment to this Sublease to be promptly executed by Sublessor and Sublessee. Exhibit C-2 will be prepared by Sublessor and will reflect that the Net Rent for Phase 2 will be at the same rate per square foot as the Net Rent per square foot applicable to the original Demised Premises, except that Net Rent for all of the Demised Premises will not escalate in the fourth (4th) year of the Sublease, and such escalation shall commence in the fifth (5th) year of the Sublease at an annual rate of three percent (3%) per annum.

3.1.3    Notwithstanding the foregoing, Net Rent in the amount of $24,674.64 per month (the "Abated Net Rent") shall be abated in the first twelve (12) full calendar months following the Commencement Date (the "Abatement Period").

3.1.4    Such Net Rent shall be in addition to, and over and above, all other payments to be made by Sublessee as hereinafter provided.

3.2    It is the purpose and intent of Sublessor and Sublessee that the Net Rent shall be absolutely net to Sublessor and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Demised Premises and Project shall be paid by Sublessee, and that Sublessor shall be indemnified and saved harmless by Sublessee from and against the same. Without limiting the generality of the foregoing, all costs and expenses of any kind related to the Demised Premises and Project or buildings, equipment or improvements at any time situated on the Demised Premises, shall during the term hereof be paid for by Sublessee exclusively. Notwithstanding the foregoing, Sublessor is solely responsible for payment of Ground Rent as specified in the Master Lease.

3.3    The Net Rent shall be paid to Sublessor without notice or demand and without abatement, deduction or setoff unless otherwise specifically provided for herein.

3.4    Sublessee will also pay without notice, or abatement, deduction or set-off, unless otherwise specifically provided herein, as additional rent, all sums, Impositions (as defined in Section 4 hereof), costs, expenses and other payments which Sublessee in any of the provisions of this Sublease assumes or agrees to pay, and, in the event of any non-payment thereof, Sublessor shall have all the rights and remedies provided for herein or by law in the case of non-payment of the Net Rent.

3.5    It is hereby agreed that during the Term of this Sublease, as such Term may be extended, Sublessee shall pay to Sublessor an estimate of Sublessee's Pro Rata Share of the Category A and Category B Expenses, all of which are identified respectively in Exhibits E-1 and E-2 attached hereto and incorporated by reference herein. Sublessee's obligations with respect to Category A and B Expenses shall be subject to the following:

3.5.1    The Sublessee is not obligated to pay to Sublessor Category A and B Expenses during the Abatement Period. Sublessor shall annually estimate the Category A and B Expenses and reserves for each subsequent calendar year and, beginning the month following expiration of the Abatement Period, Sublessee shall pay monthly on the Rent Date to Sublessor, in advance, Sublessee's Pro Rata Share of one-twelfth (1/12th) of the annual Category A and B Expenses estimated by Sublessor for such calendar year, with an adjustment to be made between the parties at a later date as hereinafter provided. Furthermore, Sublessor may from time to time furnish Sublessee with notice of a re-estimation of the amount of Sublessee's Pro Rata Share of Category A and B Expenses and Sublessee shall within thirty (30) days of the date of such re-estimation pay to Sublessor any additional amount due and owing for such calendar year as a result of the re-estimation. No later than May 1 of each calendar year, Sublessor shall submit to Sublessee a statement setting forth the exact amount of Sublessee's Pro Rata Share of the Category A and B Expenses for the calendar year just completed and the difference, if any, between the actual amount of Sublessee's Pro Rata Share of such expenses for the calendar year just completed and the estimated amount of Sublessee's Pro Rata Share of the Category A and B Expenses which were paid by Sublessee to Sublessor in accordance with this Section for such year. To the extent that Sublessee's Pro Rata Share of the actual Category A and B Expenses for the period covered by such statement is higher than the estimated payments which Sublessee previously paid during the calendar year just completed, Sublessee shall pay to Sublessor the difference within thirty (30) days following receipt of said statement from Sublessor. To the extent that Sublessee's Pro Rata Share of the actual Category A and B Expenses for the period covered by such statement is less than the estimated payments which Sublessee previously paid during the calendar year just completed, Sublessor shall at its option refund said amount to Sublessee within thirty (30) days or credit the difference against Sublessee's estimated Pro Rata Share of Category A and B Expenses for the current year. Sublessee acknowledges that the use of the term "Category A and B Expenses" in this Sublease also includes reserves set aside or to be set aside by Sublessor for future Category A and B Expenses, in such reasonable amounts as Sublessor deems appropriate. Sublessee's Pro Rata Share of the Category A and B Expenses will be payable by Sublessee as and when Sublessee receives approval from the Airport Authority of Sublessee's plans for the Improvements to be constructed on the applicable portion of the Demised Premises.

3.5.2    All of the foregoing obligations of Sublessee with respect to its Category A and Category B Expenses shall survive the expiration or earlier termination of this Sublease. If Sublessee occupies the Demised Premises for less than a full calendar year during the first or last calendar years of the term hereof, Sublessee's Pro Rata Share for such partial year shall be calculated by proportionately reducing the Category A and B Expenses to reflect the number of days in such year during which Sublessee occupied the Premises. Sublessee shall pay any such Sublessee's Pro Rata Share within thirty (30) days following receipt of notice thereof.

3.5.3    Sublessee shall have the right, but not more than once per annum, at any time within sixty (60) days after receipt of a statement of actual Category A and B Expenses for a particular calendar year has been provided by Sublessor, at Sublessee's sole cost and expense, to examine and audit Sublessor's books and records during normal business hours and after reasonable notice, at Sublessor's office relating to the determination of such Category A and B Expenses. Unless Sublessee objects to the statement provided by Sublessor within sixty (60) days of receipt of such statement, the adjustment and statement provided by Sublessor shall be deemed conclusive. In the event of any error in the statement, the amount due the other shall be paid or refunded within sixty (60) days of the determination of the error.

3.6    As used herein, the following terms shall have the following meanings:

3.6.1    "Sublessee's Pro Rata Share" shall mean: (A) with respect to Category A Expenses, that fraction, the numerator of which is the entire square footage of the Demised Premises and the denominator of which is the subtotal of the "Current Leasable Area for the Centennial Interport Project ("Interport Project") (sq. ft.)", as designated on Exhibit E-5 hereto, which area may increase in size as additional development phases within the Interport Project are developed; and (B) with respect to Category B Expenses, that fraction, the numerator of which is the entire rentable square footage of the Demised Premises and the denominator of which is the total leasable square footage of the "Area of Taxilane" and any other areas or facilities set forth as the "Class 'B' Common Areas (sq. ft.)" in Exhibit E-2 attached hereto. If Sublessee exercises the Option, then Sublessee's Pro Rata Share shall be revised to include Phase 2. Sublessor shall from time to time calculate Sublessee's Pro Rata Share and shall deliver notice thereof to Sublessee and such determination by Sublessor shall be determinative except in the event of manifest error by Sublessor. Notwithstanding the foregoing, the parties agree that Sublessee's Pro Rata Share shall not include portions of the Demised Premises until the earlier of (a) the date set forth on Exhibit E-6 for that portion of the Demised Premises, or (b) the date upon which the Airport Authority approves Sublessee's plans for the Improvements to be constructed on such portion of the Demised Premises.

3.7    Sublessee shall pay to Sublessor all fees and percentages imposed by Airport Authority that relate to the Demised Premises and Sublessee's activities thereon including, without limitation, those payable pursuant to the terms and conditions of the Minimum Standards, the Master Lease and the Development Policy & Application Procedures for Aeronautical & Non-Aeronautical Land Use at Centennial Airport (the "Policy") (as the same may be modified from time to time), or pursuant to any other requirement of the Airport Authority, together with such other charges as may be negotiated among Sublessor, Sublessee and Airport Authority from and after the date hereof pursuant to the terms of the Minimum Standards and/or the Policy. Such fees shall specifically, without limitation, include the improvement construction fee (the "Improvement Construction Fee") assessed by the Airport Authority that relate to the Demised Premises and any activities of Sublessee thereon, as such Improvement Construction Fee may be revised from time to time. As of the Effective Date, the Improvement Construction Fee is three percent (3%) of costs of construction. At the request of Sublessor, Sublessee shall execute and deliver such addendum to or amendment to this Sublease as Sublessor may request in order to evidence Sublessee's obligation to pay such additional charges as may be negotiated in the future. All such fees and charges described in this Section shall be paid by Sublessee to Sublessor at such times as required by the Airport Authority pursuant to the terms of the Master Lease, the Minimum Standards and/or the Policy or other requirement of the Airport Authority, but in no event later than the thirtieth (30th) day of the month following the month in which such fees and charges accrued.

3.8    With respect to the "building assessment fees" (collectively, the "Special Assessment Charges"), such Special Assessment Charges shall be paid by Sublessor and will not be an obligation of Sublessee.

3.9    Interest shall be charged on any such payment overdue five (5) days at a rate per annum equal to the Prime Rate plus five percent (5%) prorated for the number of days late. Such proration shall be based on the date of receipt of payments by Sublessor. As used herein, the term "Prime Rate" shall mean the rate published in the Wall Street Journal in the "Money Rates" column as its "prime rate." The Prime Rate shall be adjusted upon each change in the Prime Rate.

4.    Payment of Impositions.

4.1    Commencing on the Commencement Date, Sublessee shall pay before any fine, penalty, interest or cost may be added thereto, or become due or be imposed by operation of law for the non-payment thereof, the Impositions, as such term is hereinafter defined; provided, however, that Sublessee shall have the right to contest the amount or basis for the Impositions with the party responsible for assessing, levying or imposing the same in a manner provided by law. If Sublessee contests the amount or basis for the Impositions, Sublessee shall nevertheless pay the same as required in this Section 4, but shall be entitled to reserve the right to seek a refund of the amounts determined not to be owed. The term "Impositions" shall mean all taxes, assessments, water and sewer rents, rates and charges, personal property taxes, charges for public utilities, excises, levies and all other governmental license and permit fees and other governmental charges with respect to the Demised Premises and Improvements, financial obligations and requirements of any kind and nature whatsoever which at any time during the term of this Sublease may be assessed, levied, imposed, required to be paid or become due and payable out of or in respect to, or become a lien on, the Demised Premises, Project or any part thereof or any appurtenance thereto, or any use or occupation of the Demised Premises or Project, this transaction or any document to which Sublessee is a party creating or transferring an interest or estate in the Demised Premises or Project. Notwithstanding the foregoing to the contrary, the Special Assessment Charges and Real Estate Taxes (as such term is hereinafter defined, are NOT included within the definition of Impositions.

4.2    Following expiration of the Abatement Period, Sublessee is responsible for payment in full before due, all Real Estate Taxes in accordance with provisions of this paragraph. "Real Estate Taxes" mean all real property taxes and assessments levied against the Land and Improvements by any governmental or quasi-governmental authority, including any taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which shall hereafter be levied on the Land and Improvements as a result of the use, ownership or operation of the Land and Improvements or for any other reason, whether in lieu of or in addition to any current real estate taxes and assessments. Real Estate Taxes shall also include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing taxes or in seeking to lower the tax valuation of the Land or Improvements. All of the foregoing obligations of Sublessee with respect to Real Estate Taxes shall survive the expiration or earlier termination of this Sublease, such that Sublessee shall be responsible for all Real Estate Taxes through the date of such termination or expiration until paid in full. If Sublessee occupies the Demised Premises for less than a full calendar year during the last calendar years of the term hereof, Real Estate Taxes for such partial year shall be calculated by proportionately reducing the Real Estate Taxes to reflect the number of days in such year during which Sublessee occupied the Demised Premises. As the Real Estate Taxes for the Demised Premises may not be allocated separately by the Arapahoe County, Colorado Assessor ("Assessor") from other parcels leased by Sublessor from the Airport Authority, Sublessor shall reasonably allocate the Real Estate Taxes for the Demised Premises and other parcels leased by Sublessor based on a valuation of such parcels prepared by the Assessor, or if the Assessor does not value each parcel of the real property leased by Sublessor from the Airport Authority, Real Estate Taxes shall be based upon the percentage obtained by dividing the square footage of the Land contained in the Demised Premises by the square footage of the Land contained in all parcels leased by Sublessor from the Airport Authority. With respect to any Improvements constructed within the Project, the valuation of such Improvements made by the Assessor shall be used to determine the Real Estate Taxes for the Improvements situated within the Project. Following Sublessor's receipt of the tax bill for the Demised Premises and/or Improvements, Sublessor shall make the above-described allocations, if necessary, and shall forward an invoice to Sublessee for the Real Estate Taxes due by Sublessee for the Demised Premises and/or Improvements. Sublessee shall pay Sublessor any such Real Estate Taxes in full within thirty (30) days following receipt of an invoice therefor.

4.3    Upon request, either party will furnish to the other evidence reasonably satisfactory to the requesting party, evidencing the payment of the Impositions.

4.4    The certificate, advice or bill of the appropriate official designated by law to make or issue the same, or to receive payment of any Imposition, or the non-payment of such Imposition shall be prima facie evidence that such Imposition is due and unpaid at the time of the making or issuance of such certificate, advice or bill.

4.5    Sublessee appoints Sublessor the attorney-in-fact of Sublessee for the purpose of making all payments to be made by Sublessee pursuant to any of the provisions of this Sublease to persons or entities other than Sublessor. In case any person or entity to whom any sum is directly payable by Sublessee under any of the provisions of this Sublease shall refuse to accept payment of such sum from Sublessee, Sublessee shall thereupon give written notice of such fact to Sublessor and Sublessee shall pay such sum directly to Sublessor or to such agent as Sublessor from time to time may designate to Sublessee, in trust for the purpose of making such payments, and Sublessor shall thereupon pay or cause such sum to be paid to such person or entity.

5.    Concept Plan; Development Plan; Construction of Improvements.

5.1    Concept Plan. A copy of Sublessee's concept for the Demised Premises and Phase 2 ("Concept Plan") is attached hereto as Exhibit G. The Concept Plan has been approved by Sublessor and Sublessee.

5.2    Development Plan. Commencing on the Effective Date, Sublessee shall continuously and diligently work on preparation of a Development Plan for the Demised Premises, which Development Plan shall be prepared in accordance with the DPAPM and the Design Guidelines. The Development Plan shall substantially comply with the Concept Plan, except as agreed to by Sublessor in writing in Sublessor's reasonable discretion. Sublessee shall submit a complete Development Plan to Sublessor in accordance with the Design Guidelines on or before January 29, 2021. Following approval of the Development Plan by Sublessor, Sublessee shall also submit a complete Development Plan to the Airport Authority, using reasonable commercial efforts to submit the Development Plan to the Airport Authority a sufficient amount of time in advance of the Airport Authority's regularly scheduled public hearing in April 2021 for consideration by the Airport Authority at its regularly scheduled public hearing in April 2021, but in any event, a sufficient amount of time in advance of the Airport Authority's regularly scheduled public hearing in June 2021 for consideration by the Airport Authority of the Development Plan at such hearing. In addition, Sublessee shall obtain final approval of the Development Plan by the Airport Authority, only with conditions attached to such approval which are approved and accepted by Sublessor in writing, with such approval not to be unreasonably withheld, conditioned or delayed, no later than the Airport Authority's regularly scheduled public hearing in June 2021. In the event Sublessee is unable to (i) submit a complete Development Plan to Sublessor within the time frame specified above, (ii) submit a complete Development Plan to Airport Authority in the time frame provided above, or (iii) obtain final approval of the Development Plan by the Airport Authority, with no conditions objectionable to Sublessor attached to such approval, with such approval not to be unreasonably withheld, conditioned or delayed within the time frame specified above, then either Sublessor or Sublessee shall have the right to terminate this Sublease by providing written notice of the termination to the other, provided that such notice of termination must be delivered by Sublessee to Sublessor within thirty (30) days of the Airport Authority's regularly scheduled public hearing in June 2021, or if such notice of termination is given by Sublessor to Sublessee, within ninety (90) days of the Airport Authority's regularly scheduled public hearing in June 2021, and in such events, the Sublease shall be terminated, the parties shall be released from all obligations under the Sublease, except those that expressly survive termination. In the event of such termination by either Sublessor or Sublessee, all Net Rents and any Security Deposit paid by Sublessee to Sublessor shall be returned by Sublessor to Sublessee within thirty (30) days thereafter. No construction of improvements shall be commenced on the Demised Premises until (i) Sublessee has received written approval of Sublessee's Development Plan from Sublessor, and (ii) after having obtained Sublessor's written approval, Sublessee has received all required approvals of Sublessee's Development Plan for the Demised Premises from Airport Authority and all other applicable authorities including, without limitation, the building department of Arapahoe County, Colorado. The Development Plan must include a narrative setting forth the uses that Sublessee shall be entitled to for the Demised Premises ("Permitted Use"). The Development Plan may be amended by Sublessee from time to time subject to Sublessor's discretionary approval thereof prior to submittal to the Airport Authority. Sublessor does not promise Sublessee that any such amendment will be acceptable to Sublessor or the Airport Authority. In the event of any such amendment to the Development Plan, or any deviation of the Development Plan from the Concept Plan, the parties shall agree upon reasonable amendments to this Sublease to accommodate such amendment(s), but such amendment(s) shall not reduce Net Rent. If Sublessee exercises its Option, Sublessee shall prepare a Development Plan for Phase 2 which Development Plan shall be prepared in accordance with the DPAPM and the Design Guidelines. The Development Plan shall substantially comply with the Concept Plan, except as agreed to by Sublessor in writing in Sublessor's reasonable discretion. Sublessee shall submit a complete Development Plan for Phase 2 to Sublessor in accordance with the Design Guidelines within a commercially reasonable time period. Following approval of the Development Plan by Sublessor, Sublessee shall also submit a complete Development Plan for Phase 2 to the Airport Authority, using reasonable commercial efforts to submit the Development Plan to the Airport Authority. Sublessee acknowledges that if Sublessee does not exercise its Option, Sublessor has the right to develop Phase 2 as Sublessor determines in its discretion, and Sublessor shall have no obligation to comply with Sublessee's Development Plan or any portion thereof with respect to Phase 2, provided that Sublessor shall have the right to implement all or any portion thereof as Sublessor determines.

5.3    Sublessee acknowledges that it is aware that Sublessor has leased the Demised Premises from the Airport Authority pursuant to the Master Lease which permits Sublessor to develop and improve the Demised Premises with Improvements in accordance with an approved Development Plan. The term "commencement of construction" or similar term as used in this Sublease shall be deemed to mean the start of excavation for the purposes of construction. The term "completion of construction" or similar term as used in this Sublease shall be deemed to mean that (i) the Improvements have been finished in accordance with the plans and specifications therefor, to the extent that a certificate of occupancy (whether temporary or permanent) has been issued, (ii) a licensed architect employed by Sublessee has submitted a report to Sublessor and Sublessee that the work has been substantially completed in accordance with the Development Plan and architectural drawings approved by Sublessor, and (iii) the Improvements have been certified as completed by the Sublessee. No changes or modifications of any type or kind whatsoever shall be made by Sublessee to the Development Plan after its approval by Sublessor, without Sublessor's prior review and written approval, which shall not be unreasonably withheld, conditioned or delayed.

5.4    Sublessee, at its sole cost and expense, shall, after approval of the Development Plan and/or the Development Plan for Phase 2, apply for all required building permits necessary to complete the Improvements and shall commence physical construction of the Improvements, and upon issuance of the building permits, immediately commence and prosecute with diligence and continuity to completion of construction of the Improvements in accordance with Exhibit H attached hereto, free of mechanic's and other liens, conditional bills of sale, chattel mortgages and other such security agreements and the right to file the same. If Sublessee shall have performed its obligations under this Section with promptness, continuity and diligence and if the Improvements shall not be completed by said date by reason of "unforeseen delays or unavoidable delays" said date and all subsequent dates, shall be extended for such period of time as Sublessee shall have been so delayed, but in no event to exceed sixty (60) days in the aggregate (the "Development Requirements"). In the event that Sublessee shall have failed to perform its obligations under this Section, then and in such event, Sublessee shall be in default under this Sublease. The Development Requirements may be amended from time to time upon request by Sublessee, subject to Sublessor's approval, which shall not be unreasonably withheld so long as Sublessor determines that the requested amendments do not have a material adverse impact on Sublessor.

5.5    The Improvements shall be erected and completed in accordance with plans and specifications and the Development Plan approved by Sublessor and Airport Authority, all requirements and regulations of the Airport Authority of general applicability and all applicable laws, regulations, ordinances and legal requirements, including, but not limited to, the County Building Code for Arapahoe County, Colorado, and all Design Guidelines. No such construction shall be commenced until Sublessor shall have approved such plans and specifications and Development Plan, which shall not be unreasonably withheld, conditioned or delayed, and Sublessee shall have received, and provided Sublessor with a copy of, a building permit issued by the Building Division of the Arapahoe County, Colorado Department of Development Services/Infrastructure Management (the "DSIM"). Promptly following the completion of construction, Sublessee shall provide Sublessor with a complete set of as-built drawings with respect to the Improvements.

5.6    No construction shall be commenced until Sublessee shall have delivered to Sublessor a payment, performance and completion bond, in a form satisfactory to Airport Authority, in favor of Sublessor and Airport Authority, in an amount equal to the percentage of the estimated cost of construction of the Improvements which is required at such time by the Airport Authority, and such bond has been approved by the Airport Authority, unless such requirement is waived by Airport Authority. Sublessee agrees to indemnify and save harmless Sublessor of and from all loss, cost, damage and expense whatsoever, including, but not limited to, reasonable counsel fees, that may be incurred or become chargeable against Sublessor or the Demised Premises by reason of any work done or materials furnished to, in or upon the Demised Premises in connection with the construction or equipping of the Improvements, or by reason of any fine, penalty or Imposition or any matter or thing arising out of such construction or equipping of the Improvements. Sublessee shall procure and maintain all permits requisite to the construction and equipping of the Improvements and shall with reasonable diligence apply for and procure an architect's report, and all licenses, permits and certificates required for the occupancy, maintenance and operation of the Improvements. During the construction of the Improvements, and thereafter, Sublessee shall comply with all applicable requirements and regulations of law and governmental authorities and the Improvements shall, when completed, comply with all applicable laws. The Improvements and any and all alterations, additions, improvements, replacements and new buildings placed upon the Demised Premises by Sublessee, as well as all building equipment and all fixtures attached to or used in connection with the Demised Premises or the operation of the Improvements thereon shall become the absolute property of Sublessor on the expiration or termination of this Sublease, except for furniture and furnishings, trade fixtures of Sublessee, and other personal property of Sublessee which are not deemed fixtures under applicable law or otherwise attached to the Improvements. Sublessee shall complete and pay for the Improvements and all furnishings and equipment used in its operation with the time limits prescribed for such completion in Section 5.2.

5.7    Sublessee shall improve the Demised Premises substantially in accordance with the Development Plan prepared in accordance with the DPAPM and approved by Airport Authority.

5.8    The Sublessee shall include in all construction contracts entered into by it a provision requiring the contractor to indemnify, release and save harmless Airport Authority and Sublessor, and their commissioners, officers, representatives, agents and employees from and against any and all loss of or damage to property, or injuries to, or death of, any person or persons, and from any and all claims, costs, damages, suits, causes of action, and judgments, including workmen's compensation claims, in any way resulting from, or arising out of such contractor's operations on or in connection with the Demised Premises, and the contractor's use or occupancy of the Demised Premises or of any portion of Centennial Airport; provided, however, that Airport Authority and Sublessor shall give the contractor prompt and timely notice of any claim made against Airport Authority or Sublessor and deliver to the contractor all papers, notices, documents, summonses and other legal process served upon Airport Authority or Sublessor or its agents; and, provided, further, contractor need not indemnify, release and save harmless Airport Authority and Sublessor against loss of property, or injury to or death of persons, caused by the gross negligence or willful misconduct of Airport Authority or Sublessor, or their commissioners, officers, managers, members, representatives, agents and employees. Sublessee shall require the contractor to furnish liability insurance in such amounts as may be required by Airport Authority or Sublessor. The Sublessee shall also include in any construction contract such reasonable provisions as may be generally required by Airport Authority or Sublessor or pursuant to the Master Lease, relating to the operations of the contractor of Centennial Airport.

5.9    Notwithstanding the foregoing, if Sublessee requests a waiver of the requirement of the aforesaid payment, performance and completion bond by the Airport Authority, Sublessor shall not object thereto and Sublessor will request Airport Authority to consider such request, if Sublessee has provided evidence that: (a) such bond is not obtainable by its contractor or is not obtainable at a reasonable cost, (b) Sublessee's contractor is of good repute, has experience in constructing buildings of the type to be constructed and is financially capable of performing its obligations under the construction contract, (c) Sublessee's construction lender has in place disbursement procedures designed to protect against the filing of mechanic's liens against the Demised Premises, which procedures are similar to those used generally by construction lenders in connection with non-bonded commercial loans, and (d) Sublessee has adopted a program to insure that the Demised Premises remain posted under the provisions of Colorado law, notifying persons that neither the fee owner of the Demised Premises nor Sublessor will be responsible for the payment of labor or materials supplied to the Demised Premises on behalf of Sublessee or its contractor.

5.10    Sublessor shall have no obligation whatsoever to construct any improvements on or offsite of the Demised Premises, including, without limitation, any additional roads or taxiways, except to the extent the Airport Authority requires the taxiway designated as Sierra to be constructed, Sublessor shall either construct such taxiway or cause such taxiway to be constructed in accordance with the plans therefor included in the 2nd ACPAA submittal dated January 30, 2015 ("Current Plans"). Notwithstanding the foregoing, any changes to taxiway Sierra from the Current Plans, whether widening or other changes to the Current Plans, will be the Sublessee's responsibility at Sublessee's sole cost and expense if such changes are the result of Sublessee's development, design or use of the Demised Premises.

6.    Insurance.

6.1    Sublessee, at its sole cost and expense, shall keep the Improvements insured for the mutual benefit of Sublessor, Airport Authority and Sublessee, during the term of this Sublease, against loss or damage by fire and against loss or damage by other risks now or hereafter embraced by so-called "Extended Coverage," or "All Risk" policy of casualty insurance, in amounts sufficient to prevent Sublessor or Sublessee from becoming a co-insurer under the terms of the applicable policies, but in any event in an amount not less than one hundred percent (100%) of the then full replacement cost of the Improvements, exclusive of the cost of excavations, foundations and footings below the lowest basement floor. Such full replacement cost shall be determined from time to time (but not more frequently than once in any twelve (12) calendar months) at the request of Sublessor by an insurer or by an appraiser, engineer, architect or contractor designated by Sublessee and approved in writing by Sublessor (such approval not to be unreasonably withheld) and paid by Sublessee. No omission on the part of Sublessor to request any such determination shall relieve Sublessee of any of its obligations under this Section 6. Whenever any Improvements or alterations are in the course of construction, the casualty insurance required by this Section shall be carried by Sublessee in builder's risk form written on a completed value basis, on a non-reporting form, insuring against loss to the extent of the full replacement value of that which is being covered.

6.2    Sublessee, at its sole cost and expense, but for the mutual benefit of Sublessor, Airport Authority and Sublessee, shall also maintain:

6.2.1    a policy of commercial general liability insurance against claims for bodily injury, death or property damage, occurring on, in or about the Demised Premises or Improvements and on, in or about the adjoining streets, property and passageways, such insurance to afford minimum protection, during the term of this Sublease, with a combined single limit for each occurrence of not less than the amount from time to time required by the Airport Authority, which amount is currently Five Million Dollars ($5,000,000.00) per occurrence and Five Million Dollars ($5,000,000.00) in the aggregate;

6.2.2    intentionally deleted;

6.2.3    procure and maintain during the course of the construction of any Improvements or alterations on the Demised Premises constructed during the term of this Sublease, or any extensions thereof, owner's contingent or protective liability insurance naming Sublessor and Airport Authority as an additional insured covering claims not covered by or under the terms of the above-mentioned commercial general liability insurance, and Sublessee shall also carry during such period of construction worker's compensation insurance covering all persons employed by Sublessee on or in connection with such construction. Without limiting the generality of the foregoing, Sublessee shall maintain or cause to be maintained at all times during the construction of the Improvements the insurance required pursuant to Section 10.2.6;

6.2.4    rent insurance against loss of gross rental income from the Demised Premises and Improvements for a period of not less than twelve (12) months due to the risks referred to in Section 6.1 in an amount not less than the Net Rent, the estimated additional rent payable hereunder and debt charges on any leasehold mortgage for twelve (12) months; and

6.2.5    such other insurance and in such amounts as may from time to time reasonably be required by Sublessor against other insurance hazards which at the time are commonly insured against and generally available in the case of premises similarly situated, due regard being, or to be given, to the height and types of Improvements, their construction and their use and occupancy.

6.3    Sublessee may obtain any insurance not required under the provisions of this Sublease, but any such insurance obtained by Sublessee on the Improvements, whether or not required under this Section 6, shall be for the mutual benefit of Sublessor and Sublessee and, at the election of either, any mortgagee, as their interests may appear, and shall be subject to all other provisions of this Section 6 and of Section 15 hereof.

6.4    Except as hereinafter otherwise provided, all insurance provided for in this Section 6 shall be obtained under valid and enforceable policies issued by insurance companies authorized to do business in the State of Colorado and with a rating of A-X or better as rated in the most recent edition of Best's Insurance Reports. Except as hereinafter otherwise provided, all casualty policies shall contain the standard non-contributory mortgagee clause in favor of any mortgagees. Upon the execution of this Sublease, and thereafter not less than thirty (30) days prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Section 6, or any other Section of this Sublease, originals or duplicate originals of the policies bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Sublessor of such payment, shall be delivered by Sublessee to Sublessor.

6.5    All policies of insurance provided for in Section 6.2.1 shall name Sublessor and Airport Authority as an additional insured.

6.6    All policies of insurance provided for in Section 6.1 and in Sections 6.2.2, 6.2.4 and 6.2.5 hereof shall be carried in the name of Sublessor, Airport Authority and Sublessee, as insureds, and shall include the interests of the holders of any mortgages affecting the Sublessor's leasehold estate in the Demised Premises or Sublessee's interest in this Sublease, as their respective interests may appear, provided any such holder shall have agreed in writing that the proceeds of any loss payable under any of the said policies shall be paid and held as provided in this Sublease and shall be applied to the cost of repairing or restoring the Improvements as herein provided. The loss, if any, under any policies provided for in Section 6.1 and Sections 6.2.2 and 6.2.5 shall be adjusted with the insurance companies (x) by Sublessee, in the case of any particular casualty resulting in damage or destruction not exceeding One Hundred Thousand Dollars ($100,000.00) in the aggregate, or (y) by Sublessor and Sublessee in the case of any particular casualty resulting in damage or destruction exceeding One Hundred Thousand Dollars ($100,000.00) in the aggregate. The proceeds of any such insurance shall be payable:

6.6.1    to Sublessee in the case of any particular casualty resulting in damage or destruction not exceeding One Hundred Thousand Dollars ($100,000.00) in the aggregate, to be held in trust by Sublessee for the purpose of restoration; or

6.6.2    to an Authorized Institution in the case of any particular casualty resulting in damage or destruction exceeding One Hundred Thousand Dollars ($100,000.00) in the aggregate for the purposes set forth in Section 15 of this Sublease. If at any time there is no Authorized Institution, said proceeds shall be held in trust by Sublessee for the purposes of restoration.

All policies provided for in Section 6.1 and in Sections 6.2.2, 6.2.4 and 6.2.5 hereof, if the amount insured thereunder shall exceed One Hundred Thousand Dollars ($100,000.00) (and any other such policies, regardless of the amount insured thereunder, which insure against a common risk and in respect of which the aggregate amount of the risk insured against shall exceed $10,000.00) shall provide that the loss, if any, thereunder shall be adjusted and paid as provided above. Each such policy shall contain (i) a provision that no act or omission of Sublessee shall affect or limit the obligation of the insurance company to pay to Sublessor the amount of any loss sustained, and (ii) an agreement by the insurer that such policy shall not be cancelled without at least thirty (30) days' prior written notice to Sublessor, Airport Authority and the holder of any mortgage to whom a loss thereunder may be payable.

6.7    If at any time during the term of this Sublease Sublessor shall request that the amount of liability insurance provided by Sublessee, as required by the provisions of Section 6.2.1 and Section 10.2.6 hereof, be increased on the ground that such coverage is inadequate properly to protect the interest of Sublessor, or if Sublessor shall require other insurance pursuant to the provisions of Section 6.2.5 hereof, and Sublessee shall refuse to comply with any such request or requirements, then the dispute shall be submitted to arbitration as provided in Section 24 hereof. Sublessee shall thereafter carry the amount, and such kind, of insurance as determined by such arbitration to be adequate and required, but in no event shall the amount of liability insurance be less than the amount specified in Section 6.2.1 and in Section 10.2.6.

6.8    In no event, notwithstanding anything to the contrary contained herein, shall the scope or amount of the insurance coverages required in this Section 6 or in Section 10, to the extent applicable to Sublessee, be less than that which may be required pursuant to the terms and conditions of the Minimum Standards or the Master Lease.

7.    Sublessor's Right to Perform Sublessee's Covenants.

7.1    If Sublessee shall at any time fail to pay any Imposition in accordance with the provisions of Section 4 hereof, or to take out, pay for, maintain or deliver any of the insurance policies provided for in Section 6 and Section 10.2.6, or fail to perform the repairs or maintenance as provided in Section 8, or shall fail to make any other payment or perform any other act on its part to be made or performed, then Sublessor, after the expiration of the applicable grace period provided in Section 19 (or at any time, with or without notice, in case of emergency) and without waiving or releasing Sublessee from any obligation of Sublessee contained in this Sublease, may (but shall be under no obligation to):

7.1.1    subject to the provisions of Section 4.4 hereof, pay any Imposition payable by Sublessee pursuant to the provisions of Section 4 hereof; or

7.1.2    take out, pay for and maintain any of the insurance policies required to be maintained by Sublessee in Section 6 and Section 10 hereof; or

7.1.3    make any other payment or perform any other act on Sublessee's part to be made or performed as pursuant to this Sublease, and may enter upon the Demised Premises and the Improvements for any such purpose, and take all such action thereon, as may be necessary therefor.

7.2    All sums paid by Sublessor and all costs and expenses, including all reasonable legal fees, incurred by Sublessor pursuant to the provisions of Section 7.1 hereof, together with interest thereon at the rate of twelve percent (12%) per annum from the respective dates of Sublessor's making of each such payment or incurring of each such cost and expense, shall constitute additional rent payable by Sublessee under this Sublease and shall be paid by Sublessee to Sublessor within ten (10) days of written notice from Sublessor to Sublessee. Sublessor shall not be limited, in the proof of damages which Sublessor may claim against Sublessee arising out of or by reason of Sublessee's failure to provide and keep in force insurance as aforesaid, to the amount of the insurance premium or premiums not paid by Sublessee and which would have been payable if such insurance was obtained, but Sublessor shall also be entitled to recover, as damages for such breach, (i) the uninsured amount of any loss, to the extent of any deficiency in the insurance required by the provisions of this Sublease, or (ii) all damages, costs and expenses suffered or incurred by reason of damage to, or destruction of, the Improvements, occurring during any period when Sublessee shall have failed to provide insurance as required under this Sublease, including reasonable legal fees and court costs.

8.    Repairs and Maintenance.

8.1    Throughout the Term of this Sublease, Sublessee, at its sole cost and expense, will maintain the Demised Premises, Phase 2 (so long as Phase 2 is part of the Demised Premises), any Improvements constructed thereon, including parking areas, and any sidewalks, curbs and gutters adjoining the Demised Premises and Phase 2 (so long as Phase 2 is part of the Demised Premises), and will keep the same in good order and condition, and shall make all necessary repairs thereto, interior and exterior, structural and non-structural, ordinary and extraordinary, and unforeseen and foreseen. When used in this Section 7.2, the term "repair" shall include all necessary replacements. All repairs made by Sublessee shall be equal in quality and class to the original work.

8.2    Sublessee shall keep and maintain all portions of the Demised Premises and Phase 2 (so long as Phase 2 is part of the Demised Premises), including any Improvements thereon, as well as the sidewalks, curbs, gutters and passageways adjoining the Demised Premises and Phase 2 (so long as Phase 2 is part of the Demised Premises), in a clean and orderly condition, free of dirt, rubbish, snow, ice, weeds and unlawful obstructions. Any damaged or broken curb, gutter or sidewalk on the Demised Premises shall promptly be repaired or replaced by Sublessee.

8.3    Sublessor shall not be required to furnish any services or facilities or to make any repairs or alterations in or to the Demised Premises or any Improvements thereon. Sublessee hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Demised Premises and any Improvements. Sublessor shall have no responsibility to maintain, repair or replace any improvements on any portion of the Demised Premises, except for any improvements that Sublessor constructs upon the Demised Premises pursuant to this Sublease.

8.4    Sublessee shall have the right to transfer the foregoing maintenance responsibility to a maintenance association at such time as a maintenance association shall be formed; provided, however, that transfer of such obligation to any such association shall not relieve Sublessee from liability in the event such maintenance is not properly and timely performed.

9.    Compliance with Laws, Ordinances, Etc.

9.1    Throughout the term of this Sublease, Sublessee, at its sole cost and expense, shall promptly comply with all laws, ordinances, codes, orders, rules, regulations and requirements of all federal, state, county and municipal governments, courts, departments, commissions, boards and agencies, any national or local Board of Fire Underwriters, or any other body exercising functions similar to those of any of the foregoing, any and all rules, regulations, codes and standards issued by the National Fire Protection Association foreseen or unforeseen, ordinary as well as extraordinary, which may be applicable to (i) the Demised Premises or any Improvements thereon, including parking areas, and the sidewalks, curbs and gutters adjoining the Demised Premises, or (ii) the use of the same or which places any duty or obligation with respect to the Demised Premises or any Improvements thereon, including parking areas.

9.2    Sublessee shall likewise observe and comply with the requirements of all policies of public liability, casualty and all other policies of insurance at any time in force with respect to the Demised Premises or the Improvements, and Sublessee shall, in the event of any violation or any attempted violation of the provisions of this Section 9.2 by any tenant of Sublessee or other occupant, immediately take steps to remedy or prevent the same.

10.   Changes and Alterations by Sublessee.

10.1    Sublessee shall have the right at any time and from time to time during the term of this Sublease, at its sole cost and expense, to make changes and alterations in or to the Demised Premises and Improvements, subject, however, in all cases to the conditions of Section 10.2, which Sublessee agrees to observe and perform.

10.2    Any changes, alterations, demolitions or new construction Sublessee may desire to make pursuant to Section 10.1 shall be made subject to the following conditions:

10.2.1    All changes and alterations shall be in compliance with the Minimum Standards, Master Lease, Development Plan and Design Guidelines.

10.2.2    No change or alteration to the exterior of the Improvements shall be undertaken without the prior written consent of Sublessor, such consent not to be unreasonably withheld, conditioned or delayed, but Sublessor's approval shall not excuse Sublessee from complying with the other requirements applicable to such change or alteration as set forth in this Sublease, including, without limitation, compliance with the Design Guidelines.

10.2.3    No change, alteration, demolition or new construction, and no restoration under Sections 15 or 16, shall be undertaken until Sublessee shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations of all county and/or municipal departments and governmental subdivisions having jurisdiction. Sublessor shall join in the application for such permits or authorization whenever such action is necessary.

10.2.4    Any change, alteration or new construction shall, when completed, be of such character as not to reduce the economic value of the Demised Premises below its value immediately before such change, alteration or new construction, nor reduce the square footage of the Improvements below its square footage immediately before such change, alteration or new construction, nor impair the structural strength of the Improvements.

10.2.5    Any change, alteration, demolition or new construction, and any restoration under Sections 15 and 16, once commenced, shall be made promptly (unavoidable delays excepted) in a good and workmanlike manner and in compliance with all applicable permits, authorizations and building and zoning laws and all other laws, ordinances, codes, rules, regulations and requirements of all federal, state, county and municipal governments, departments, commissions, boards and agencies, any national or local Board of Fire Underwriters, or any other body hereafter exercising functions similar to those of any of the foregoing, and in accordance with any and all rules, regulations, codes and standards issued by the National Fire Protection Association.

10.2.6    Workers' compensation insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Sublessor, Sublessee or the Demised Premises or Project and owners' and contractors' general liability insurance for the mutual benefit of Sublessee, Sublessor and Airport Authority with limits of not less than Five Million Dollars ($5,000,000.00) per occurrence and not less than Five Million Dollars ($5,000,000.00) in the aggregate, and with limits of not less than Five Hundred Thousand Dollars ($500,000.00) for property damage, shall be maintained by Sublessee, at Sublessee's sole cost and expense, at all times when any work is in progress in connection with any change, alteration, demolition or new construction or any restoration under Sections 15 or 16. At all such times, the fire and casualty insurance required to be maintained under Section 6 shall be endorsed, amended or replaced to provide for Builder's Risk Insurance, written on the completed value, non-reporting form, or the then equivalent of such insurance. All such insurance shall comply with the provisions of Section 6.4 and all policies or certificates therefor issued by the respective insurers, bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Sublessor of such payment, shall be delivered to Sublessor.

10.2.7    A payment and performance and completion bond as required by Section 5.6, provided no performance and payment bond or other security shall be required except (a) in the case of restoration, and (b) to the extent that such estimated cost exceeds the amounts deposited or available for restoration pursuant to Sections 15.2 or 16.3 of this Sublease, provided that Sublessee shall have provided to Sublessor evidence reasonably satisfactory to Sublessor of the availability to Sublessee of funds sufficient to complete any such change or alteration.

10.2.8    No change, alteration or new construction shall, when completed, tie in or connect the Demised Premises or any Improvement with any other building on adjoining property, except to the extent required, and approved by Sublessor, to provide access to any other building or buildings hereafter erected on any other portion or portions of the entire parcel of land subject to the Master Lease.

10.2.9    All changes, alterations, demolitions and new construction shall be performed by contractors selected by Sublessee in its reasonable discretion.

11.   Covenant against Waste. Sublessee covenants not to do or suffer any waste or damage to the Project or any Improvements. Sublessee shall not permit rubbish, debris, waste materials or anything detrimental to safety or health to remain on any part of the Demised Premises or Project or to be disposed of improperly.

12.   Use of Property.

12.1    Sublessee will use, or cause to be used, the Demised Premises principally and continuously as and for aircraft hangars with appurtenant office space, as reflected on the Concept Plan attached hereto as Exhibit G, and for other aviation related business operations allowed by the FAA and approved by the Airport Authority. To the extent Sublessee amends the Concept Plan, and after approval by the Sublessor of any such amendment(s), the parties shall agree upon reasonable amendments to this Sublease to accommodate such amended Concept Plan and will substitute and attach the amended Concept Plan to an amendment to this Sublease evidencing the same.

12.2    Sublessee shall not suffer or permit the Demised Premises or the Project, or any portion thereof, to be used by the public without restriction or in such manner as might impair Sublessor's title to the Demised Premises, or which could be construed as a dedication of the Demised Premises or any portion thereof.

12.3    Sublessee shall not use or permit the use of the Demised Premises or the Project or any part thereof for any purpose, other than the uses permitted under Section 12.1 hereof. Without limiting the generality of the foregoing, the Demised Premises and Improvements shall not be utilized in a manner inconsistent with the uses allowed by the Development Plan approved by Sublessor and the Airport Authority in their respective sole discretion.

12.4    The handling, storage, transferring and/or dispensing of fuel on the Demised Premises shall only be provided by an FBO authorized by the Airport Authority.  The Sublessor will consider allowing an FBO to operate on the Demised Premises only in those circumstances where both of the following conditions cannot be met by a single existing FBO authorized by the Airport Authority: (a) sufficient personnel, equipment and service levels are in place to serve the Demised Premises during normal operational hours; and (b) fuel pricing exists at appropriate rates relative to Sublessee’s private and exclusive hangar facilities located on the Demised Premises commensurate with the volume of fuel demanded by Sublessee and Sublessee’s tenants.  Any agreement or authorization by Sublessor to permit the Sublessee to apply for an FBO status on the Demised Premises when the circumstances as provided in the prior sentence are not met shall be subject to the mutual agreement of the parties, and neither party shall unreasonably request, withhold, condition or delay such agreement or authorization.  Notwithstanding any agreement by the parties to permit an FBO to operate on the Demised Premises, both parties acknowledge that the Sublessor cannot give final approval to allow an FBO to operate on the Demised Premises and that the Airport Authority, in its sole discretion, has the authority to approve all FBO applications.

13.   Entry on Property by Sublessor, Etc.

13.1    Sublessee will permit Sublessor and Sublessor's authorized representatives and the Airport Authority and its representatives to enter the Demised Premises and Improvements at all reasonable times and upon reasonable notice for the purpose of (a) inspecting the same; (b) following thirty (30) days' written notice to Sublessee and Sublessee's failure to make any repairs required herein to be made by Sublessee, or in the event the repairs are of such a nature that they cannot be completed within thirty (30) days following written notice from Sublessor, that Sublessee has failed to commence making such repairs and diligently prosecute the same to completion, making any necessary repairs thereto; and (c) performing any work therein pursuant to the provisions of Section 7.1 hereof. Nothing herein shall imply any duty upon the part of Sublessor to do any such work; and performance thereof by Sublessor shall not constitute a waiver of Sublessee's default in failing to perform the same.

13.2    Sublessor and its designees shall have the right to enter the Demised Premises and Improvements at reasonable times, upon reasonable notice to Sublessee, for the purpose of showing the same to prospective purchasers of the leasehold estate in the Demised Premises or to mortgagees or prospective mortgagees of the leasehold estate in the Demised Premises, and, at any reasonable time within twelve (12) months prior to the expiration of the term of this Sublease, upon reasonable notice to Sublessee, for the purpose of showing the same to prospective tenants. Sublessor shall also have the right at all reasonable times to enter onto the Demised Premises for such reasonable purposes as are necessary to conduct Sublessor's business activities, including, without limitation, for purposes of inspection, installation, maintenance, repair and operation of utilities, provided that such entry shall not unreasonably interfere with Sublessee's operations.

14.    Indemnification of Sublessor; Environmental Matters.

14.1    Subject to the provisions in Section 14.3 hereof, Sublessee will indemnify, defend and save Sublessor harmless against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable architects' and attorneys' fees, which may be imposed upon or incurred by or asserted against Sublessor as owner of its interest in the Demised Premises by reason of any of the following occurring during the term of this Sublease:

14.1.1    any work or thing done in, on or about the Demised Premises, the Improvements or any part thereof;

14.1.2    any use, non-use, possession, occupation, condition, operation, maintenance or management of the Demised Premises , the Improvements or any part thereof or any street, alley, sidewalk, curb, vault, passageway or space adjacent thereto;

14.1.3    any act, omission or negligence on the part of Sublessee or any of its agents, contractors, servants, employees, licensees or invitees;

14.1.4    any accident, injury or damage to any person or property occurring in, on or about the Demised Premises, the Improvements or any part thereof or any street, alley, sidewalk, curb, vault, passageway or space adjacent thereto; or

14.1.5    any failure on the part of Sublessee to perform or comply with any of the covenants, agreements, terms or conditions contained in this Sublease on its part to be performed or complied with.

14.2    Sublessee shall also indemnify Sublessor against and save it harmless from all costs, reasonable counsel fees, expenses and penalties incurred by Sublessor in connection with any such liability or claim, on condition that if any action or proceeding shall be brought against Sublessor in connection with any such liability or claim, Sublessor shall afford Sublessee an opportunity to defend, and Sublessee covenants and agrees to defend, such action or proceeding, at Sublessee's expense, by counsel selected by any insurance company insuring against any such claim and undertaking to defend such claim, or by other counsel selected by Sublessee and approved by Sublessor, which approval Sublessor agrees not unreasonably to withhold or delay.

14.3    Sublessee covenants to Sublessor that Sublessee shall not use the Demised Premises or the Improvements in any manner which would violate any applicable environmental protection or hazardous substance related statutes, laws, rules or regulations. Without limiting the generality of the foregoing, Sublessee covenants to Sublessor that no hazardous substance, hazardous waste, pollutant, contaminant, nuclear or by-product material or toxic waste materials of any kind whatsoever will be stored, generated, manufactured, released or disposed of on the Demised Premises or the Improvements or any part thereof by Sublessee or its tenants or contractors in violation of applicable environmental protection and hazardous substance related statutes, laws, rules or regulations or any permit issued by the Environmental Protection Agency or the Colorado Department of Health. Notwithstanding the foregoing to the contrary, Sublessee shall have the right to have De Minimis Amounts, as such term is hereinafter defined, of hazardous substances to be used and stored on the Demised Premises or in the Improvements, provided Sublessee demonstrates to the Sublessor's reasonable satisfaction that such hazardous substance is necessary, desirable or useful to Sublessee's business or operation on the Demised Premises or in the Improvements and will be used, kept and stored in a manner that complies with all laws regulating any such hazardous substance. No underground storage tanks will be placed in or on the Demised Premises or any part thereof during the term of this Sublease without the prior written approval of Sublessor. Sublessee acknowledges that Sublessor is relying on Sublessee's full and faithful compliance with the covenants contained herein. If (i) Sublessee breaches the obligations stated in this Article 14, or (ii) if the presence of hazardous substance on the Demised Premises or in the Improvements, which is caused by Sublessee, its tenants or contractors, or voluntarily permitted by Sublessee results in contamination of the Demised Premises or the Improvements, or (iii) if contamination of the Demised Premises or the Improvements by hazardous substance otherwise occurs and Sublessee is legally liable to Sublessor for damage resulting therefrom, the Sublessee shall indemnify, defend and hold Sublessor harmless from any and all claims, judgment, damages, penalties, fines, costs, liabilities or losses which arise during or after the term of this Sublease as the result of such contamination. This indemnification of Sublessor by Sublessee includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of hazardous substance present in the soil or ground water on or under the Demised Premises, which occurred during the term of this Lease as a result of Sublessee's or its tenants' or contractors' acts. Without limiting the foregoing, if the presence of a hazardous substance on the Demised Premises or the Improvements caused or permitted by Sublessee or its tenants or contractors results in any contamination of the Demised Premises or the Improvements, Sublessee shall promptly take all actions, at its sole expense, as are necessary to return the Demised Premises to the condition existing prior to the introduction of any such hazardous substance to the Demised Premises; provided that Sublessor's approval of such action should first be obtained, which approval shall not be unreasonably withheld. The term "De Minimis Amounts" as used herein means hazardous substances being used within the Demised Premises or the Improvements in such quantities as are customarily employed in, or associated with, the uses referenced in Section 12.1 hereof on Centennial Airport and subsequent to the completion of construction on the Demised Premises, quantities of hazardous substances stored in the manner required by applicable laws as are customarily employed in connection with the uses referenced in Section 12.1 hereof and at all time in such a manner so as to not violate any environmental laws. De Minimis Amounts do not include any amount of hazardous substances which are disposed of, manufactured, produced or released on the Demised Premises or in the Improvements.

14.4    Sublessee agrees to promptly notify Sublessor in writing of any use, storage, generation, release, disposal or placing of any hazardous substance, hazardous waste, pollutant, contaminant, nuclear or by-product material or toxic waste materials of any kind in, on, about or under the Demised Premises or the Improvements, or any part or parcel thereof, in violation of any environmental protection statute, law, rule, regulation or any permit issued by the Environmental Protection Agency, the Colorado Department of Health or any other similar governmental or quasi-governmental unit, body or agency.

14.5    Sublessee agrees to promptly notify Sublessor in writing of the receipt of any notice, order, correspondence, communication or information that (a) a permit is required from the Environmental Protection Agency, the Colorado Department of Health or any similar governmental or quasi-governmental unit, body or agency for the use, maintenance or operation of any Improvement on the Demised Premises; (b) a summons, complaint, citation or order directing compliance or inquiry is being issued or made by the Environmental Protection Agency, the Colorado Department of Health or any similar governmental or quasi-governmental unit, body agency; (c) any governmental or quasi-governmental unit, body agency or any third party has demanded or asserted any right of recovery for payment or reimbursement, or any claim, claim of lien or lien against the Demised Premises or the Improvements, or any part or parcel thereof, for clean-up costs, damages or other costs incurred under or pursuant to any environmental statute, law rule or regulation; or (d) any fine, penalty, assessment, cost forfeiture or imposition has been or will or is sought to be imposed against Sublessee for violation or asserted violation of environmental protection laws.

14.6    In the event that Sublessor shall, at any time, give Sublessee written notice that any hazardous substance, hazardous waste, pollutant, contaminant, nuclear or by-product material or toxic waste material is being used, stored, generated, released, or disposed by Sublessee in, upon or under the Demised Premises or in the Improvements, or any part or parcel thereof, in violation of any environmental protection statute, law, rule or regulation, and Sublessee does not cure such condition within thirty (30) days, or such longer period as may in the exercise of due diligence and good faith be reasonably necessary, but in no event to exceed an additional thirty (30) days or such additional time as may be agreed upon in writing by Sublessee and Sublessor, then Sublessor may exercise its remedies under Section 19.

14.7    As used herein, the terms "hazardous substance," "hazardous waste," "pollutant," "contaminant," "nuclear or by-product material" and "toxic waste material" shall be given the broadest construction possible and shall include, but not be limited to, the definition which may be ascribed to such terms under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Solid Waste Disposal Act, as amended, the Atomic Energy Act of 1954, the Toxic Substance Control Act, as amended, the Colorado Underground Storage Tank Act, as amended, the Colorado Hazardous Substance Act, as amended, the Colorado Water Quality Control Act, as amended, and the Colorado Air Quality Control Act, as amended, and the rules and regulations of administrative agencies promulgated thereunder, as well as definitions which may be ascribed pursuant to any federal, state or local statutes, laws, rules or ordinances relating to environmental protection. The term "hazardous substance" shall also include, without limitation, asbestos, polychlorinated biphenyls and polybrominated biphenyls and all petroleum products.

14.8    The indemnifications provided for in this Section 14 and its subparts shall not apply in the event that the otherwise indemnified act or omission is the result of Sublessor's gross negligence or intentional acts.

14.9    Sublessor shall indemnify, defend and save Sublessee harmless from any and all liabilities, obligations, damages, penalties, claims, reasonable costs, charges and expenses, including reasonable attorneys' fees, to the extent imposed upon or incurred by Sublessee arising out of Sublessor's gross negligence, wrongful conduct or intentional actions.

15.   Damage or Destruction.

15.1    In case of casualty to the Demised Premises or any Improvement, Sublessee shall promptly give written notice thereof to Sublessor. Regardless of the scope or amount of any such damage or destruction, this Sublease shall remain in full force and effect, and Sublessee shall not be entitled to any diminution or abatement of rent. Sublessee, at its sole cost and expense, except as otherwise provided in this Section 15, and whether or not the insurance proceeds, if any, shall be sufficient for the purpose, shall either (i) restore, repair, replace, rebuild the same as nearly as possible to their value, condition and character immediately prior to such damage or destruction or with such changes or alterations as may be made at Sublessee's election in conformity with and subject to the conditions of Section 10 hereof; or (ii) demolish the Improvements and construct new Improvements in replacement thereof in conformity with and subject to the conditions of Section 10 hereof. Such restoration, repairs, replacements, rebuilding, alterations or demolition and new construction shall be commenced within a reasonable time after such damage or destruction and prosecuted with reasonable diligence, unavoidable delays excepted.

15.2    All insurance money paid to Sublessee or to any Authorized Institution on account of such damage or destruction, less the actual costs, fees and expenses, if any, incurred in connection with adjustment of the loss, shall be applied by Sublessee or such Authorized Institution to the payment of the cost of the aforesaid restoration, repairs, replacement or rebuilding, or demolition and new construction, including the cost of temporary repairs or for the protection of property pending the completion of permanent restoration, repairs, replacements or rebuilding (all of which temporary repairs, protection of property and permanent restoration, repairs, replacement or rebuilding are hereinafter collectively referred to as the "restoration"). Such insurance proceeds shall be disbursed from time to time as such restoration progresses; provided that the work for which payment is requested has been done in a good and workmanlike manner and substantially in accordance with the plans and specifications therefor, if any. In the event that the insurance proceeds are held by an Authorized Institution, such disbursement shall be made in conformance with and pursuant to the provisions set forth in the loan documents executed by Sublessee for the benefit of such Authorized Institution, subject, however, to the requirement that Sublessee or such Authorized Institution provides to Sublessor, prior to any such disbursement, mechanic's lien releases for all work performed by any contractor, subcontractor, laborer, materialman, supplier or other persons having a lien right under the laws of the State of Colorado for work performed prior to the date of such disbursement. Further, in the event that any insurance proceeds are being held by Sublessee, Sublessee, in such event prior to such disbursement, shall provide Sublessor mechanic's lien releases for all work performed prior to such disbursement as required above.

15.3    If the insurance money at the time then held by Sublessee or any Authorized Institution shall be insufficient to pay the entire cost of such restoration, (i) Sublessee will pay the deficiency to such Authorized Institution within thirty (30) days of notice of such deficiency to Sublessee; or (ii) if no Authorized Institution is holding such insurance proceeds, Sublessee shall directly pay to contractors, subcontractors, laborers, materialmen, suppliers or other persons having a lien right under the laws of the State of Colorado the amount of such deficiency prior to using any insurance proceeds then being held by it.

16.   Condemnation.

16.1    In the event that the Demised Premises, Improvements or any part thereof, shall be taken in condemnation proceedings or by exercise of any right of eminent domain or pursuant to a conveyance in lieu thereof (hereinafter called, collectively, "condemnation proceedings"), Sublessor and Sublessee shall have the right to participate in any such condemnation proceedings and the award that may be made in any such proceedings or the proceeds thereof shall be deposited with an Authorized Institution, or if at the time there is no Authorized Institution, with Sublessor, and distributed in the manner set forth in this Section 16. The parties hereto agree to execute any and all further documents that may be required in order to facilitate collection of any award or awards and the making of any such deposit.

16.2    If at any time during the term of this Sublease, title to the whole or materially all of the Demised Premises shall be taken in condemnation proceedings or pursuant to a conveyance in lieu thereof, this Sublease shall terminate and expire on the date of such taking. For purposes of this Section 16.2 materially all of the "Demised Premises" shall be deemed to have been taken if (i) the portion of the Improvements not taken cannot be repaired or reconstructed, in Sublessee's reasonable judgment, as to constitute a complete, rentable structure capable of producing a fair and reasonable net annual income, after the payment of all operating expenses thereof; or (ii) the Demised Premises are rendered unsuitable for Sublessee's use specified in Section 12.1 hereof. As used above, the term "operating expenses" shall be deemed to exclude depreciation, income taxes and franchise taxes and shall be deemed to include interest and amortization or any leasehold mortgages. In case any dispute shall arise between Sublessor and Sublessee as to whether or not materially all of the Demised Premises have been taken, such dispute shall be determined by arbitration as provided in Section 24 hereof.

16.3    The rights of Sublessor and Sublessee to share in the net award or awards (after expenses of collection) for Land, Improvements and damages upon any such taking shall be determined as follows:

16.3.1    In the event of the taking of the whole or materially all of the Demised Premises, Sublessor shall be entitled to receive its expenses and costs, including reasonable counsel and appraisal fees in connection with such taking, plus that portion of the award as represents the value of the leasehold estate in the Demised Premises under the Master Lease, considered as vacant, unimproved and unencumbered land, but in no event, less than a minimum sum equal to a value arrived at by capitalizing the aggregate Net Rent due over the remaining term of this Sublease, including any renewal terms, at eight percent (8%) per annum. Subject to the rights of Airport Authority under the Master Lease, Sublessee shall be entitled to receive the remainder of said award.

16.3.2    In the event of the taking of less than the whole or materially all of the Demised Premises, Sublessor shall be entitled to receive its expenses and costs, including reasonable counsel and appraisal fees in connection with such taking, plus that portion of the award as represents compensation for the value of that part of the leasehold estate in the Demised Premises under the Master Lease taken, considered as vacant, unimproved and unencumbered land, but in no event, less than a sum equal to that portion of the minimum sum referred to in Section 16.3.1 multiplied by a fraction, the numerator of which shall be the area of the Demised Premises taken, and the denominator of which shall be the total area of the Demised Premises. Subject to the rights of Airport Authority under the Master Lease, Sublessee shall be entitled to receive the remainder of said award. However, Sublessee's share of said award shall be deposited with the Authorized Institution designated pursuant to Section 16.1 to be held and disbursed for restoration (as defined in Section 15) substantially in the same manner and subject to the same conditions provided in Section 15, or if there is no Authorized Institution, Sublessee's portion of the award shall be retained by Sublessee to be held and disbursed by Sublessee for restoration substantially in the same manner and subject to the same conditions provided in Section 15. Any balance remaining in the hands of such Authorized Institution or Sublessee after payment of the costs of restoration as aforementioned shall be paid to or retained by Sublessee. In the event that the costs of such restoration shall exceed the amount of the award remaining after deduction of Sublessor's share as aforesaid, Sublessee shall pay the deficiency. Subject to the foregoing, Sublessee, at Sublessee's sole cost and expense, shall restore the remaining portion of the Improvements so that the same shall be a complete, tenantable building, as nearly as practicable to its former condition.

If the values of the respective interests of Sublessor and Sublessee pursuant to the provisions of Sections 16.3.1 and 16.3.2 shall be determined in the proceeding pursuant to which the Demised Premises or a part thereof or interest therein shall have been taken, the values so determined shall be conclusive upon Sublessor and Sublessee. If such values shall not have been separately determined, such values shall be fixed by agreement between Sublessor and Sublessee or by arbitration pursuant to Section 24.

16.4    If title to less than the whole or materially all of the Demised Premises shall be taken as aforesaid, this Sublease and the term hereof shall continue, but the aggregate Net Rent thereafter payable by Sublessee for the remaining term of this Sublease, including any renewal periods, shall be apportioned and reduced, as and from the date of such partial taking, by the percentage equivalent of a fraction in which the area of the Demised Premises remaining is the numerator, and the original area of the Demised Premises is the denominator multiplied by the Net Rent immediately prior to the taking.

16.5    If the temporary use of the whole or any part of the Improvements shall be taken in condemnation proceedings, Sublessee shall give prompt notice thereof to Sublessor, the term of this Sublease shall not be reduced or affected in any way, Sublessee shall continue to pay in full the Net Rent, additional rent and other charges herein reserved without reduction or abatement and Sublessee shall be entitled to receive for itself any award or payment made for such use; provided, however that:

16.5.1    If the taking is for a period not extending beyond the then current term of this Sublease and if such award or payment is made in a lump sum, the same shall be paid to and held by an Authorized Institution, or if, at the time, there is no such Authorized Institution, by Sublessee in trust, as a fund for the payments due to Sublessor from Sublessee under the terms of this Sublease, to the payment of all Impositions required to be paid by Sublessee under the provisions of this Sublease and to the payments due under all leasehold mortgages. Notwithstanding the foregoing, if such taking results in changes or alterations in the Improvements which would necessitate an expenditure, after repossession, to restore the affected space within the Improvements to its former condition, then a portion of such award or payment reasonably considered appropriate by Sublessee to cover the expenses of such restoration shall be disbursed as provided in Section 15.2 hereof; and

16.5.2    If the taking is for a period extending beyond the then current term of this Sublease, such award or payment shall be apportioned between Sublessor and Sublessee as of the stated expiration date of such term; and Sublessee's share thereof shall, if paid in a lump sum, be paid and applied in accordance with the provisions of Section 16.5.1, and Sublessor's share shall be promptly paid to Sublessor.

16.6    Notwithstanding anything to the contrary contained herein, Sublessee acknowledges and agrees that in no event shall Sublessor be obligated to share with Sublessee pursuant to the terms of this Section 16 any award or portion thereof in an amount greater than the amount of any condemnation or similar award or portion thereof received by Sublessor pursuant to the terms and conditions of the Master Lease. If any dispute shall arise as to any matter within this Section 16, at the option of Sublessor the same shall be resolved in a single proceeding involving Sublessor, Sublessee and the Airport Authority.

16.7    If any dispute shall arise as to any matter dealt with in this Section 16, it shall be determined by arbitration as provided by Section 24 hereof.

17.   Intentionally Deleted.

18.   Assignments, Mortgages and Subleases of Sublessee's Interest.

18.1    Sublessee covenants and agrees as follows:

18.1.1    Without Sublessor's prior written consent in each instance (i) Sublessee shall not assign Sublessee's interest in this Sublease, except to the extent provided in Section 18.2; and (ii) Sublessee shall not sublet all or any part of the Demised Premises except in accordance with the terms and provisions of Section 18.4. In connection with a request from Sublessee to assign or sublet all or any portion of its interest in the Demised Premises, other than in connection with a mortgage, Sublessee's request shall be in writing accompanied by complete and accurate (a) current financial statements (balance sheet and income statement) of the proposed assignee or tenant; (b) the business background of such proposed assignee or tenant; and (c) such additional information as Sublessor may reasonably request. Upon submittal of such information, Sublessor will not unreasonably withhold or delay consent. However, Sublessor may specifically withhold consent if (i) the proposed assignee's or sublessee's proposed use of the Demised Premises or Improvements involves the use, storage, generation or disposal of hazardous materials; (ii) the proposed assignee's or sublessee's projected use of the Demised Premises or Improvements is not in compliance with Section 12.1 or has not been approved by the Airport Authority, if required; (iii) the proposed assignee or tenant is not sufficiently creditworthy to meet the obligations of this Sublease; (iv) Sublessor has had prior dealings with the proposed assignee or sublessee; and Sublessor determines in its sole discretion that Sublessor is not willing to consent to such assignment or sublease; or (v) notwithstanding the financial capability of the proposed assignee or subtenant, the proposed assignee or subtenant has a reputation in the business community of being difficult, litigious or of not timely fulfilling its contractual obligations. Except as provided herein, Sublessor's consent may be withheld in its sole and absolute discretion.

18.1.2    Any assignment of Sublessee's interest in the Sublease, in accordance with Section 18.1.1, shall be an assignment in whole and not in part.

18.1.3    No assignment of this Sublease shall be effective unless and until approved by the Airport Authority and Sublessor shall have received an executed counterpart of such assignment in recordable form, together with an instrument, in recordable form, executed by the assignee in which the assignee shall have agreed to observe and perform all of the terms, covenants and conditions of this Sublease on Sublessee's part to be performed and observed. Any such assignment shall be deemed to include an assignment of all right, title and interest of the assignor in and to all leases and rental agreements with all tenants and occupants of the Demised Premises or Improvements. However, in no event shall Sublessee and/or each succeeding assignor be released from any liability hereunder accruing after the effective date of such assignment.

18.1.4    In the event of any assignment or sublease with respect to the Demised Premises, the assignee of Sublessee shall continue to use the Demised Premises for the Permitted Use.

18.2    Sublessee, and its successors and assigns, shall have the right from time to time to mortgage and pledge its entire interest in this Sublease and the Demised Premises thereunder, subject, however, to the limitations of this Section 18. Prior to the Completion Date, Sublessee shall only have the right to mortgage and pledge this Sublease to assist Sublessee in the construction of the Improvements. No holder of a mortgage affecting Sublessee's interest in this Sublease (sometimes referred to as a "leasehold mortgage") shall have the rights or benefits mentioned in the provisions of Section 18.3, nor shall the provisions of said Section be binding upon Sublessor with respect to any such leasehold mortgage or any assignment thereof, as the case may be, unless and until an executed counterpart of such leasehold mortgage or of such assignment thereof, as the case may be (or a copy of such mortgage or any such assignment, as the case may be, certified by the holder of such mortgage or by the recording officer to be true), shall have been delivered to Sublessor, notwithstanding any other form of notice, actual or constructive. Further, no leasehold mortgage shall be entered into by Sublessee unless the holder thereof (including any subsequent assignee thereof) shall be an Authorized Institution.

Notwithstanding anything herein to the contrary, Sublessee shall have the right to assign this Sublease to an Affiliate of Sublessee's election, subject to Sublessor's consent, not to be unreasonably withheld, conditions or delayed.

18.3    If Sublessee, or Sublessee's successors or assigns, shall mortgage Sublessee's interest in this Sublease in compliance with the provisions of Section 18.2, then so long as any such leasehold mortgage shall remain unsatisfied of record, the following provisions shall apply:

18.3.1    Sublessor, upon serving Sublessee any notice of default pursuant to the provisions of Section 18.1 hereof, shall also serve a copy of such notice of default upon the holder of such leasehold mortgage, at the address provided for in Section 18.3.5.

18.3.2    Any holder of such leasehold mortgage, in case Sublessee shall be in default hereunder, shall have the right, within the time granted to Sublessee in this Sublease, to cure or remedy any such default, or cause any such default to be cured or remedied, and Sublessor shall accept such performance by such holder as if such default had been cured or remedied by Sublessee. If requested in writing by a leasehold mortgagee of Sublessee, Sublessor and Sublessee agree to enter into a subordination, non-disturbance and attornment agreement in a form that is reasonably acceptable to Sublessor, Sublessee and the leasehold mortgagee. Sublessor agrees to submit such agreement to the Airport Authority for its consent.

18.3.3    In the event of the termination of this Sublease, prior to the expiration of the term, whether by summary proceedings to dispossess, service of notice to terminate, or otherwise, due to any Event of Default as defined in Section 19 hereof, or due to any other default of Sublessee, Sublessor shall serve upon the holder of such leasehold mortgage written notice that this Sublease has been terminated together with a statement of any and all sums which would at that time be due under this Sublease but for such termination, and of all other defaults, if any, under this Sublease then known to Sublessor. Such holder shall thereupon have the option to obtain a new Sublease.

18.3.4    Upon the written request of the holder of such leasehold mortgage, given within forty-five (45) days after service of such notice that this Sublease has been terminated, Sublessor shall enter into a new lease of the Demised Premises with such holder, or the nominee or designee of such holder. Such new lease shall be entered into at the reasonable cost of the sublessee thereunder, shall be effective as of the date of termination of this Sublease, and shall be for the remainder of the term of this Sublease and at the rent and upon all the agreements, terms, covenants and conditions of this Sublease. Such new sublease shall require the sublessee thereunder to remedy any existing defaults of Sublessee under this Sublease (other than any default of the type described in Sections 19.1.3 and 19.1.4). Upon the execution of such new sublease, the sublessee named therein shall pay any and all sums which would at the time of the execution thereof be due under this Sublease, but for such termination, and shall pay all expenses, including reasonable counsel fees, court costs and disbursements incurred by Sublessor in connection with such defaults and termination, the recovery of possession of said premises, and the preparation, execution and delivery of such new sublease.

18.3.5    Any notice or other communication which Sublessor shall desire or is required to give to or serve upon the holder of a leasehold mortgage shall be in writing and shall be served by certified or registered mail, return receipt requested, addressed to such holder at his address as set forth in such mortgage, or in the last assignment thereof delivered to Sublessor pursuant to Section 18.2 hereof, or at such other address as shall be designated by such holder by notice in writing given to Sublessor by registered mail, return receipt requested; provided, however, that Sublessor shall not be required to send notice to more than two addresses of the holder of a leasehold mortgage. Any such notices provided by Sublessor to a holder of a leasehold mortgage shall be valid, even if the addresses for the holder of the mortgage are no longer valid, or Sublessor had constructive or actual notice of such invalidity from a source other than the holder of the leasehold mortgage providing Sublessor notice of its correct notice address as herein provided. Any notice or other communication which the holder of a leasehold mortgage shall desire or is required to give to or serve upon Sublessor shall be deemed to have been duly given or served if sent by certified or registered mail, return receipt requested, addressed to Sublessor at Sublessor's address as set forth in Section 21.1 of this Sublease or at such other address as shall be designated by Sublessor by notice in writing given to such holder by certified or registered mail, return receipt requested. Each such notice and communication shall be governed by Section 21.2 hereof.

18.3.6    Effective upon the commencement of the term of any new sublease executed pursuant to Sections 18.3.3 and 18.3.4 all sub-subleases of portions of the Demised Premises or Improvements, if any, shall be assigned and transferred without recourse or representation or warranty by Sublessor to the sublessee under such new sublease, and all moneys on deposit with Sublessor which Sublessee would have been entitled to use but for the termination or expiration of this Sublease may be used by the sublessee under such new sublease for the purposes of and in accordance with the provisions of such new sublease.

18.3.7    If the holders of more than one such leasehold mortgage shall make written requests upon Sublessor for a new lease in accordance with the provisions of Sections 18.3.3 and 18.3.4 the new sublease shall be entered into with the holder requesting such new sublease whose leasehold mortgage shall be of the highest priority of record, or with such holder's designee or nominee, and any written requests for a new sublease of each holder of a junior priority leasehold mortgage shall be and be deemed to be void and of no force or effect.

18.3.8    Nothing herein contained shall be deemed to obligate Sublessor to deliver physical possession of the Demised Premises or Improvements to the sublessee under any new sublease entered into pursuant to Sections 18.3.3 and 18.3.4.

18.3.9    Nothing contained in this Section or in any new sublease entered into pursuant to this Section will release Sublessee from any of its obligations under this Sublease.

18.4    Sublessee covenants and agrees as follows:

18.4.1    Subject to the provisions of Section 18.1.1 above, Sublessee and its successors and assigns may sublet the Demised Premises and Improvements in the ordinary course of Sublessee's business, provided the following:

(i)    Sublessee provides Sublessor ten (10) days' notice of the sublease. Sublessor shall have ten (10) days to notify Sublessee of an objection to the sublease, and Sublessee provides Sublessor with all information that Sublessor reasonably requires with respect to such sublease. If Sublessor does not object within ten (10) days after Sublessor's receipt of any information requested by Sublessor, Sublessor's lack of objection shall be deemed consent to the sublease. Sublessor shall not unreasonably object to any such sublease;

(ii)    subtenant shall use the sublet premises for the conduct of business consistent with the uses permitted herein and for no other purposes or uses;

(iii)    any such subtenant lease shall be subject and subordinate to this Sublease, the Master Lease and the Airport Authority's Federal Grant Obligations; and

(iv)    Sublessee shall have no right to sublease the Demised Premises or any part thereof which in legal effect would create a total assignment of this Sublease or an assignment of this Sublease pro tanto.

18.4.2    Sublessee shall cause any future tenant lease, entered into by Sublessee or any tenant of Sublessee, to contain provisions substantially similar to the following provision:

If at any time during the term of this lease the leasehold estate of lessor shall terminate or be terminated for any reason, lessee agrees, at the election and upon demand of any owner or overlessor of the Demised Premises or Improvements, or of any mortgagee in possession thereof, or of any holder of a leasehold now or hereafter affecting premises which include the Demised Premises or Improvements, to attorn, from time to time, to any such owner, overlessor, mortgagee or holder, upon the terms and conditions set forth herein for the remainder of the term demised in this lease. The foregoing provisions shall inure to the benefit of any such owner, overlessor, mortgagee or holder, and shall apply to the tenancy of the lessee notwithstanding that this lease may terminate upon the termination of any such leasehold estate, and shall be self-operative upon any such demand, without requiring any further instrument to give effect to said provisions. Lessee, however, upon demand of any such owner, overlessor, mortgagee or holder, agrees to execute, from time to time, an instrument in confirmation of the foregoing, in which lessee shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy, which shall be the same as those set forth herein and shall apply for the remainder of the term originally demised in this lease. Nothing contained in this Section shall be construed to impair any right, privilege or option of any such owner, overlessor, mortgagee or holder.

If requested in writing by a subtenant of Sublessee, Sublessor agrees to enter into a subordination, non-disturbance and attornment agreement with Sublessor and a subtenant of Sublessee with respect to such subtenant's sub-sublease, in a form that is reasonably acceptable to Sublessor, Sublessee and Sublessee's subtenant, with the understanding that Sublessor will have no obligation to construct premises for such subtenant.

18.4.3    Sublessee shall not modify or permit the modification of any future tenant lease in such manner as to eliminate therefrom the provisions similar to those referred to in Section 18.4.2.

18.4.4    Neither the interest of Sublessee in any future tenant lease, nor in any rental under any such tenant lease, shall be mortgaged, pledged, sold, assigned, transferred or otherwise disposed of, whether by operation of law or otherwise, except in connection with the assignment or mortgaging of Sublessee's interest in this Sublease.

18.4.5    If by reason of Sublessee's default this Sublease shall terminate, or if Sublessor shall, for any reason or cause, recover or come into possession of the Demised Premises or Improvements before the date fixed for the expiration of the term of this Sublease, Sublessor shall have the right at its option to take over any and all leases, letting agreements, subleases or occupancy agreements of tenants of the Demised Premises or Improvements or any part thereof, and at Sublessor's option to have and succeed to all the rights and privileges of said leases, letting agreements, subleases or occupancy agreements, or such of them as Sublessor may elect to take over and assume, and Sublessee, upon any such termination or recovery of possession by Sublessor, hereby expressly assigns, transfers and sets over unto Sublessor such of the tenant leases or occupancy agreements as Sublessor may elect to take over and assume as may exist and be in force and effect at the time of such termination or recovery of possession. Sublessee hereby further expressly covenants that Sublessee, upon request of Sublessor, shall execute, acknowledge and deliver to Sublessor such further assignments and transfers as Sublessor may request.

18.5    Sublessee acknowledges and agrees as follows:

18.5.1    This Sublease is subject and subordinate to the Master Lease, together with any extensions, modification or amendments thereof, and to any deeds of trust or mortgages now or hereafter encumbering the Demised Premises or the leasehold estate under the Master Lease, together with all amendments, modifications, extensions or supplements thereof. Notwithstanding the foregoing, Sublessee shall not be bound by any amendment or modification to the Master Lease hereafter made to the extent the provisions thereof would materially and adversely affect the rights of Sublessee uner this Sublease. If Sublessor obtains a leasehold mortgage or other similar security agreement, then this Sublease (and any new sublease regardless of when same is entered into) and the lien of any leasehold mortgage with respect to Sublessee’s leasehold interest shall only be subordinate to such leasehold mortgage of Sublessor’s leasehold interest if and when the  Sublessor delivers to Sublessee an executed subordination, non-disturbance and attornment agreement in a form with content reasonably acceptable to Sublessee, Sublessor and beneficiary of the leasehold mortgage of Sublessee’s leasehold interest. At the request of Sublessee from time to time, Sublessor shall, for Sublessee's benefit, request a non-disturbance and attornment agreement from (i) the Airport Authority, pursuant to and in accordance with the terms of the Master Lease; or (ii) the holder of any such deed of trust, granting to Sublessee non-disturbance provided no Event of Default has occurred and is continuing, confirming the foregoing subordination and providing for the agreement of Sublessee to attorn to Airport Authority or any such holder; and

18.5.2    Rents due Sublessor under this Sublease have been assigned to Airport Authority as security for the performance of Sublessor's covenants under Master Lease, which assignment is effective upon the occurrence of any event of default under the Master Lease. Upon receipt of written notification from Airport Authority that such an event of default has occurred and is continuing under the Master Lease, the Sublessee shall pay rent under this Sublease directly to Airport Authority, until the Sublessee receives written notice from Airport Authority that Sublessor has cured the event of default under the Master Lease or is in the process of curing the event of default under the Master Lease in a manner satisfactory to Airport Authority, and such payment by the Sublessee shall be applied to the rents and obligations of the Sublessor under the Master Lease. Upon any termination of the Master Lease, Sublessee shall attorn to Airport Authority at the request of Airport Authority.

19.   Default.

19.1    If any one or more of the following events shall occur, the same shall be "Events of Default" or an "Event of Default:"

19.1.1    Sublessee shall fail to pay any Net Rent, Impositions or additional rent or other sum payable under this Sublease or any provision thereof as and when the same shall become due and payable as provided in this Sublease, and such default shall continue for a period of ten (10) days after written notice from Sublessor to Sublessee of Sublessee's failure to timely pay the applicable amount, provided that Sublessor shall not be obligated to provide Sublessee with such written notice more than two (2) times in any twenty-four (24)-month period, and to the extent that two (2) such notices have been provided by Sublessor to Sublessee, then thereafter, within any such twenty-four (24)-month period, an Event of Default shall occur if a failure to pay default shall continue for a period of ten (10) days after the due date thereof, without the requirement for Sublessor to provide to Sublessee any notice thereof; or

19.1.2    Sublessee shall fail to perform or breach with any of the covenants, agreements, terms or conditions contained in this Sublease, other than those referred to in the foregoing Section 19.1.1, and such failure or breach shall continue uncured for a period of thirty (30) days after notice thereof from Sublessor to Sublessee, except that in the case of a non-monetary default which cannot with due diligence be cured within such period of thirty (30) days, the time of Sublessee within which to cure the same shall be extended for such period as may be necessary to cure the same with due diligence, provided Sublessee commences within thirty (30) days and proceeds diligently to cure same unless otherwise mutually agreed by the parties, but in no event shall such additional time period exceed a total of sixty (60) additional days unless otherwise mutually agreed by the parties; or

19.1.3    Sublessee shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief or an order for relief shall be granted under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute of law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Sublessee or of all or any substantial part of its properties or the Demised Premises; or

19.1.4    The commencement of any proceeding against Sublessee seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed within sixty (60) days of commencement, or within sixty (60) days after the appointment, without the consent or acquiescence of Sublessee, of any trustee, receiver or liquidator of Sublessee or of all or any substantial part of its properties or of the Demised Premises, such appointment shall not have been vacated; or

19.1.5    Sublessee shall default in the performance of or compliance with Section 29.1.10 of this Sublease.

19.2    If an Event of Default occurs, Sublessor shall have the right, at its election, then or at any time thereafter and while any such Event of Default shall continue, either:

19.2.1    To give Sublessee written notice of intention to terminate this Sublease on the date of such given notice or on any later date specified therein, and on the date specified in such notice, Sublessee's right to possession of the Demised Premises and Improvements shall cease and this Sublease shall thereupon be terminated, except as to Sublessee's liability hereunder as hereinafter provided, as if the date fixed in such notice were the end of the term originally demised; or

19.2.2    Without additional demand or notice, to reenter and take possession of the Demised Premises and Improvements or any part thereof, and repossess the same as of Sublessor's former estate and expel Sublessee and those claiming through or under Sublessee, and remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution thereof, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions. Should Sublessor elect to reenter as provided in this Section 19.2.2, or should Sublessor take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Sublessor may, from time to time, without terminating this Sublease, relet the Demised Premises, the Improvements or any part thereof in Sublessor's or Sublessee's name, but for the account of Sublessee, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Demised Premises or the Improvements) as Sublessor, in its sole discretion, may determine, and Sublessor may collect and receive the rents therefor. Sublessor shall in no way be responsible or liable for any failure to relet the Demised Premises, the Improvements or any part thereof, or for any failure to collect any rent due upon such reletting. No such reentry or taking possession of the Demised Premises or the Improvements by Sublessor shall be construed as an election on Sublessor's part to terminate this Sublease, unless a written notice of such intention be given to Sublessee. No notice from Sublessor hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Sublessor to terminate this Sublease unless such notice specifically so states. Sublessor reserves the right following any such reentry and/or reletting to exercise its right to terminate this Sublease by giving Sublessee such written notice, in which event the Sublease will terminate as specified in said notice.

19.2.3    In the event that Sublessor does not elect to terminate this Sublease as permitted in Section 19.2.1, but, on the contrary, takes possession as provided in Section 19.2.2, Sublessee shall pay to Sublessor (i) the rent and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Demised Premises or the Improvements after deducting all of Sublessor's reasonable expenses incurred in connection with such reletting, including, but without limitation, all reasonable (a) repossession costs, (b) brokerage commissions, (c) legal expenses, (d) attorneys' fees, (e) alteration and repair costs, and (f) expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing term, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith as provided aforesaid will be made in determining the net proceeds from such reletting. In addition, in determining the net proceeds from such reletting, any rent concessions will be apportioned over the term of the new lease. Sublessee shall pay such rent and other sums to Sublessor monthly on the days on which the rent would have been payable hereunder if possession had not been retaken and Sublessor shall be entitled to receive the same from Sublessee on each such day.

19.2.4    In the event this Sublease is terminated, Sublessee shall remain liable to Sublessor for damages in an amount equal to the rent and other sums which would have been owing by Sublessee hereunder for the balance of the term, had this Sublease not been terminated, less the net proceeds, if any, of any reletting of the Demised Premises or the Improvements by Sublessor subsequent to such termination, after deducting Sublessor's reasonable expenses incurred in connection with such reletting, including, but without limitation, the expenses enumerated above. Sublessor shall be entitled to collect such damages from Sublessee monthly on the days on which the rent and other amounts would have been payable hereunder if this Sublease had not been terminated, and Sublessor shall be entitled to receive the same from Sublessee on each such day. Alternatively, at the option of Sublessor, in the event this Sublease is terminated, Sublessor shall be entitled to recover forthwith against Sublessee, as damages for loss of the bargain and not as a penalty, an aggregate sum which, at the time of such termination, represents the excess, if any, of the aggregate of the rent and all other sums payable by Sublessee hereunder that would have accrued for the balance of the term over the aggregate rental value of the Demised Premises (such rental value to be computed on the basis of a Sublessee paying not only a rent to Sublessor for the use and occupation of the Demised Premises, but also such other charges as are required to be paid by Sublessee under the terms of this Sublease) for the balance of the term, both discounted to present worth at the rate of four percent (4%) per annum.

19.2.5    Suit or suits for the recovery of the amounts and damages set forth hereinabove may be brought by Sublessor, from time to time, at Sublessor's election, and nothing herein shall be deemed to require Sublessor to await the date whereon this Sublease or the term would have expired had there been no such default by Sublessee, or no such termination, as the case may be. Each right and remedy provided for in this Sublease shall be cumulative and shall be in addition to every other right or remedy provided for in this Sublease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Sublessor of any one or more of the rights or remedies provided for in this Sublease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Sublessor of any or all other rights or remedies provided for in this Sublease or now or hereafter existing at law or in equity or by statute or otherwise. SUBLESSOR AND SUBLESSEE AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF THIS SUBLEASE SHALL BE HEARD BY A COURT SITTING WITHOUT A JURY, AND WAIVE ALL RIGHTS TO A TRIAL BY JURY. All reasonable costs incurred by Sublessor in connection with collecting any amounts and damages owing from Sublessee pursuant to the provisions of this Sublease or to enforce any provision of this Sublease, including reasonable attorneys' fees from the date any such matter is turned over to an attorney, whether or not one or more actions are commenced by Sublessor, shall also be recovered by Sublessor from Sublessee. In addition, Sublessor and Sublessee agree that the prevailing party in any action brought to enforce any of the terms and provisions of this Sublease shall recover its reasonable costs and expenses, including, without limitation, reasonable attorneys' fees, from the non-prevailing party.

19.3    No failure by Sublessor to insist upon the strict performance of any agreement, term, covenant, or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or such agreement, term, covenant, or condition. No agreement, term, covenant, or condition hereof to be performed or complied with by Sublessee, and no breach thereof, shall be waived, altered, or modified except written instruments executed by Sublessor. No waiver of any breach shall affect or alter this Sublease, but each and every agreement, term, covenant, and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Notwithstanding any termination of this Sublease or expiration of the term, any provisions hereof which require observance or performance of Sublessor or Sublessee subsequent to termination or expiration shall continue in force and effect and survive such expiration or termination.

19.4    Nothing contained in this Section 19 shall limit or prejudice the right of Sublessor to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization, or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to, or less than the amounts recoverable, either as damages or rent, referred to in any of the preceding provisions of this Section 19.

20.   Invalidity of Particular Provisions. If any term or provision of this Sublease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such term or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

21.   Notices.

21.1    All notices, demands, requests and consents required under this Sublease shall be in writing. All such notices, demands, requests and consents shall be deemed to have been properly given if sent by (i) United States certified or registered mail, postage prepaid, return receipt requested, or (ii) messenger or overnight courier service, addressed to Sublessor at 8001 South InterPort Boulevard, Suite 300, Englewood, Colorado 80112, or addressed to Sublessee as follows: Attention: Tal Keinan, 767 Fifth Avenue, New York, New York 10153, or to such other addresses as Sublessor or Sublessee may from time to time designate by notice given in accordance with the provisions of this Section 21. Sublessor shall also use its reasonable efforts, without liability for failure to do so, to provide notice to any Authorized Institution holding a mortgage interest in the Demised Premises and/or Improvements, provided that such Authorized Institution has provided Sublessor with such Authorized Institution's address for notices.

21.2    If, at any time during the term of this Sublease, more than one person or entity shall be the owner of this Sublease as Sublessee, then, except as otherwise specifically provided in Section 21.1, any notices, demands or requests given by Sublessor to any one of such persons or entities shall be deemed to have been duly given to Sublessee for all purposes under this Sublease, and any notices, demands or requests given by any one of such persons or entities owning this Sublease as Sublessee to Sublessor shall be deemed to have been duly given by Sublessee for all purposes under this Sublease, it being the intention that each person or entity owning this Sublease as Sublessee irrevocably designates all other such persons or entities, or any one of them, as their, his or its agent for the purpose of giving and receiving all notices, demands and requests required to be given or received under the provisions of this Sublease.

21.3    If at any time during the term of this Sublease more than one person or entity shall be the owner of the Demised Premises as Sublessor, then any notices, demands or requests given by Sublessee or any leasehold mortgagee to any one of such persons or entities shall be deemed to have been duly given to Sublessor for all purposes under this Sublease, and any notices, demands or requests given by any one of such persons or entities owning the Demised Premises as Sublessor to Sublessee or any leasehold mortgagee shall be deemed to have been duly given by Sublessor for all purposes under this Sublease, it being the intention that each person or entity owning the Demised Premises as Sublessor irrevocably designates all other such persons or entities, or any one of them, as their, his or its agent for the purpose of giving and receiving all notices, demands and requests required to be given or received under the provisions of this Sublease.

22.   Condition of and Title to the Demised Premises, Etc.

22.1    Upon execution of this Sublease, Sublessee represents and warrants that the Demised Premises, the title thereto, the sidewalks and structures adjoining the same, any sub-surface conditions thereof, and the present uses and non-uses thereof, will have been examined by Sublessee and that Sublessee will have accepted the same in the "as is" condition or state in which they or any of them now are, subject to all applicable zoning, municipal, county, state and federal laws, ordinances and regulations that may govern and relate to the use of the Demised Premises and subject to all then matters of record, without representation or warranty, express or implied in fact or by law, by Sublessor and without recourse to Sublessor, as to the title thereto, the nature, condition or usability thereof or the use or uses to which the Demised Premises or any part thereof may be put.

22.2    Sublessee's leasehold interest is subject to and burdened by all existing easements filed of public record. Further, Sublessee covenants that it will grant or consent to all requests for easements that may be requested by the Airport Authority, Arapahoe County, Xcel Energy, Arapahoe County Water and Wastewater Authority, Century Link, Southeast Metro Stormwater Authority or other utility supplier, or any successor thereto, so long as the same do not unreasonably restrict, limit or hinder access to, or otherwise materially interfere with the use of, the Demised Premises and/or Improvements.

22.3    Sublessee agrees and acknowledges that its construction of any future Improvements on the Demised Premises and its use and operations on the Demised Premises shall be subject to Sublessee complying, at Sublessee's sole cost and expense, with any and all applicable zoning, municipal, county, state and federal laws, ordinances, rules, requirements, and obligations (collectively, the "Applicable Obligations") that may govern, effect, or relate to the use, development or construction upon the Demised Premises, including without limitation all Applicable Obligations, fees, costs, expenses and demands of the Airport Authority, Arapahoe County, Urban Drainage, Arapahoe County Water and Wastewater Authority, South Metro Fire District, Southeast Metro Stormwater Authority and any other public or semi-public agency, district, authority or entity with authority or oversight of any type or kind whatsoever over the Demised Premises. In addition, Sublessee agrees and acknowledges that any future construction of the Improvements on the Demised Premises and its use and operations on the Demised Premises shall be subject to Sublessee complying with any and all rules, regulations, codes and standards issued by the National Fire Protection Association.

23.   Quiet Enjoyment; Conveyance by Sublessor.

23.1    Sublessee, upon payment of the Net Rent, Impositions, all additional rent and other charges herein provided for and observing and keeping all covenants, agreements and conditions of this Sublease on its part to be kept, shall quietly have and enjoy the Demised Premises and Improvements during the term of this Sublease without hindrance or molestation by anyone claiming by, or through Sublessor, subject, however, to the exceptions, reservations and conditions of this Sublease and the easements, rights-of-way, restrictions, reservations and other title burdens of record. Sublessee shall not interfere in any way with the quiet enjoyment of other sublessees of Sublessor.

23.2    Sublessee acknowledges and agrees that this Sublease and Sublessee's rights hereunder shall be expressly subject to the reservation by Airport Authority in the Master Lease for the use and benefit of the public, including a right of flight for the passage of aircraft in the navigable airspace above the surface of the Demised Premises, as determined by the regulations and technical standards promulgated by the Federal Aviation Administration, together with the right to cause in said airspace such noise as may be inherent in the operation of aircraft, now known or hereafter used for navigation of or flights in air, using said airspace for landing at, taking off from, or operating on Centennial Airport.

23.3    Sublessee acknowledges and agrees that this Sublease and Sublessee's rights hereunder shall be expressly subject to the reservation by Airport Authority in the Master Lease of all water, gas, oil, hydrocarbon and mineral rights in and under the surface of the Demised Premises; provided, however, that Airport Authority shall not conduct any operations on the surface or below the surface of the Demised Premises for the exploration, development or recovery of the rights and substances reserved which would interfere in any material respect with Sublessee's use and occupancy of the Demised Premises.

23.4    In case Sublessor or any successor owner of the leasehold estate in the Demised Premises under the Master Lease shall convey or otherwise dispose of its interest in the Demised Premises and turn over to the transferee any funds held by it hereunder in which the Sublessee has an interest hereunder, all liabilities and obligations on the part of Sublessor or such successor owner as Sublessor under this Sublease shall terminate upon such conveyance or disposition.

24.    Arbitration. In the event of a dispute between the parties which is to be resolved by arbitration pursuant to the provisions of Sections 6.7 and 16.7 ("Dispute"), then any such party may initiate arbitration by serving written notice on the other party of its intention to arbitrate the Dispute (the "Arbitration Notice"), which Arbitration Notice shall contain a statement setting forth the nature of the Dispute and the remedy sought. A copy of such Arbitration Notice shall also be filed at the Denver office of the Judicial Arbiter Group ("JAG") together with this arbitration provision and the appropriate filing fee as required by the JAG; provided, however, that except for arbitration of any dispute arising under said Sections 6.7 and 16.7, neither Sublessor nor Sublessee shall be obligated to resolve by arbitration any other dispute between them under this Sublease. Within ten (10) days of filing of the Arbitration Notice, the parties shall mutually select an arbitrator from JAG's list of available arbitrators. If the parties are unable to so mutually agree during said ten (10)-day period, an arbitrator shall be appointed by JAG, by lot, within the shortest possible period thereafter. In the event JAG no longer exists at the time of any such arbitration, the parties shall select a body of comparable standing to handle the arbitration. Unless otherwise agreed between the parties, the arbitrator must be an impartial retired judge licensed as a member of the State Bar of Colorado, with experience interpreting contracts in the field of real estate. The arbitrator shall faithfully and fairly determine the question at issue. Immediately following appointment, the arbitrator shall provide written notice to the parties indicating the time and location of the scheduled hearing. The hearing must be held within thirty (30) calendar days following the date upon which the arbitrator was appointed. At least ten (10) business days prior to the commencement of the arbitration hearing, the parties shall each provide to the other a statement of its position respecting the Dispute in question and a list of any witnesses who such party expects to testify at such hearing on its behalf. The arbitration proceeding shall take place in Denver, Colorado, and the scope of the arbitration proceedings shall be limited to the matters that are the basis of the Dispute, and shall include no other matters. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based upon such claim, dispute or other matter in question would be barred by the applicable statute of limitations. No arbitration arising out of or relating to this Sublease shall include, by consolidation, joinder or any other manner, an additional person or entity not a party to this Sublease. The arbitrator shall afford to the parties a hearing and the right to conduct discovery in accordance with the Colorado Rules of Civil Procedure, submit evidence, and have the privilege of cross-examination on the question at issue. The applicable discovery and other time periods under the Colorado Rules of Civil Procedure shall be adjusted, as determined by the arbitrator, in order to permit the prompt conclusion of such proceeding as contemplated by this Section. The arbitrator shall, with all possible speed, make a determination in writing and shall give notice to the parties hereto of such determination within ten (10) business days following the hearing. The arbitrator shall have the authority to award any remedy or relief permitted under this Sublease and that a court of the State of Colorado could order or grant, including, without limitation, specific performance of any obligation created under this Sublease, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process, but the parties shall be limited to recovery of actual damages from any party and shall not be entitled to recover from any party exemplary, punitive, special, indirect, consequential or any other damages other than actual damages (unless the arbitrator finds an abuse or frustration of the arbitration process). The arbitrator's award may be submitted to a court of general jurisdiction for enforcement. The arbitrator shall assess its fees, all other fees and costs of any such arbitration proceeding and reasonable attorneys' fees (collectively, the "Arbitration Fees") against the party who in the arbitrator's opinion is not the prevailing party. For purposes of this Section 24, the term "prevailing party" shall mean (i) with respect to the claimant, one who is successful in obtaining substantially all of the relief sought, and (ii) with respect to the respondent, one who is successful in denying substantially all of the relief sought by the claimant. If neither party substantially prevails, then the award for attorneys' fees shall be apportioned in the arbitrator's discretion. If any arbitrator appointed pursuant to this Section shall thereafter die or become unable or unwilling to act, a successor shall be appointed. In any proceeding conducted pursuant to this Section, the decision and award of the arbitrator shall be final, binding and enforceable in any court of competent jurisdiction.

25.   Certificates by Sublessor and Sublessee.

25.1    Sublessee agrees at any time and from time to time upon not less than twenty (20) days' prior written notice by Sublessor to execute, acknowledge and deliver to Sublessor a statement in writing certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Net Rent and other charge have been paid in advance, if any, and stating whether or not to the best knowledge of the Sublessee, Sublessor is in default in the performance of any covenant, agreement or condition contained in this Sublease and, if so, specifying each such default of which Sublessee may have knowledge, it being intended that any such statement delivered pursuant to this Section 25.1 may be relied upon by any prospective purchaser of the leasehold estate in the Demised Premises under the Master Lease or any mortgagee thereof or any assignee of any mortgage held by any such mortgagee.

25.2    Sublessor agrees at any time and from time to time upon not less than twenty (20) days' prior notice by Sublessee to execute, acknowledge and deliver to Sublessee a statement in writing certifying that this Sublease is unmodified and in full force and effect (or if there shall have been modifications that the same is in full force and effect as modified and stating the modifications) and the dates to which the Net Rent, additional rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of Sublessor, Sublessee is in default in performance of any covenant, agreement or condition contained in this Sublease, and, if so, specifying each such default of which Sublessor may have knowledge, and stating whether or not any notice of any such default has been given by Sublessor to Sublessee with respect to any default which has not been cured at the time of the execution of such statement, it being intended that any such statement delivered pursuant to this Section 25.2 may be relied upon by any prospective sublessee of the entire Demised Premises or assignee of Sublessee's interest in this Sublease or any mortgagee or prospective mortgagee thereof or any assignee or prospective assignee of any mortgage upon the leasehold estate hereby created.

26.   No Merger. It is the intention of the parties hereto that no part of the interest of Sublessee in this Sublease shall merge with the interest of the owner or holder of all or any part of the leasehold estate in the Demised Premises under the Master Lease, and that such interests shall, at all times, remain separate and distinct interests.

27.   Surrender.

27.1    Sublessee shall and will on the last day of the term hereof or upon any earlier termination of this Sublease, or upon any lawful re-entry by Sublessor upon the Demised Premises and Improvements pursuant to Section 19 hereof, surrender and deliver up the Demised Premises and Improvements into possession and use of Sublessor without delay and in good order, condition and repair, reasonable wear and tear excepted, free and clear of all lettings and occupancies other than tenant leases then terminable at the option of the Sublessor or to which Sublessor shall have specifically consented, and free and clear of all liens and encumbrances other than those, if any, existing at the commencement of the term hereof or consented to by Sublessor.

27.2    Any personal property of Sublessee or any tenant or other occupant of the Demised Premises and Improvements which shall remain on the Demised Premises or in the Improvements after the termination of this Sublease may, at the option of Sublessor, be deemed to have been abandoned by Sublessee or such tenant or occupant, and either may be retained by Sublessor as its property or may be disposed of, without accountability, in such manner as Sublessor may see fit. Notwithstanding the foregoing, except if this Sublease shall expire at the end of its natural term or if this Sublease shall be terminated by reason of Sublessee's default, Sublessee shall be entitled to remove such personal property within ten (10) days after the termination of this Sublease.

27.3    Sublessor shall not be responsible for any loss or damage occurring to any property owned by Sublessee or tenant or other occupant of the Demised Premises or Improvements in the event that Sublessee does not timely vacate the Demised Premises.

27.4    The provisions of this Section 27 shall survive any termination of this Sublease.

28.   Maintenance of Common Areas.

28.1    Sublessor covenants and agrees, throughout the term of the Sublease, to maintain the Common Areas in good order and repair. Sublessee acknowledges and agrees that Sublessor shall have the right to transfer the foregoing maintenance responsibility to a maintenance association at such time as a maintenance association shall be formed. In the event of such transfer, Sublessor shall be relieved of all such maintenance responsibility, and, from and after such date, all Category A Expenses and Category B Expenses shall be payable directly to such maintenance association. At the request of Sublessor, Sublessee shall execute and deliver such amendment, addendum or modification of or to this Sublease as Sublessor may request in furtherance of the foregoing provisions of this Section.

28.2    Sublessee's right to use the Common Areas shall be nonexclusive and shall be subject to the Design Guidelines and commercially reasonable rules and regulations as Sublessor may adopt and amend from time to time.

28.3    The organizational documents and any declaration of covenants, conditions and restrictions, or similar document, to which the Demised Premises is subjected, or which are entered into in connection with, the formation of the aforesaid maintenance association shall be subject to the prior approval of Sublessee, which Sublessee agrees not to unreasonably withhold or delay, so long as any covenants, conditions, restrictions or obligations do not impose obligations on Sublessee that are materially different than the terms and conditions of this Sublease.

29.   Additional Sublease Provisions.

29.1    Without limiting the generality of the provisions of Section 5 hereof:

29.1.1    Sublessee, at Sublessee's sole cost and expense, shall observe and obey all laws, ordinances, rules and regulations of the United States, the State of Colorado, Arapahoe County Airport Authority, and any other public or semi-public agency, district, authority or entity with authority or oversight of any type or kind whatsoever over the Demised Premises which may be applicable to its construction or operations upon the Demised Premises.

29.1.2    Sublessee shall conform to all applicable safety, health and sanitary codes and agrees to cooperate with Sublessor and Airport Authority in its fire prevention efforts.

29.1.3    Sublessee acknowledges and agrees that this Sublease and its rights thereunder are expressly subject to the right of Airport Authority reserved under the Master Lease to further develop or improve the landing area of Centennial Airport as it sees fit, and without unreasonable interference or hindrance.

29.1.4    Sublessee acknowledges and agrees that this Sublease and its rights thereunder are expressly subject to the rights of Airport Authority reserved under the Master Lease to maintain and keep in repair the landing area of Centennial Airport and all publicly-owned facilities of Centennial Airport together with the right to direct and control all activities in this regard.

29.1.5    This Sublease shall be subordinate to the provisions of any existing or future agreement between Airport Authority and the United States, relative to the operation or maintenance of Centennial Airport, the execution of which has been or may be required as a condition precedent to the expenditure of Federal funds for the development of Centennial Airport, so long as there is no material effect on Sublessee's rights under this Sublease. The foregoing subordination includes, but is not limited to, the right of Airport Authority, during time of war or national emergency, to lease the landing area, or any part thereof, to the United States for military or naval use, and if any such lease is made, the provisions of any contracts or leases with Sublessee shall be suspended, including Sublessee's obligations under this Sublease, including without limitation, the obligation to pay Net Rent and Category A and B Expenses if Sublessor's rent and expense obligations are suspended under the terms of the Master Lease.

29.1.6    It is understood and agreed that nothing herein shall be construed to grant or authorize the granting of an exclusive right within the meaning of Section 308(a) of the Federal Aviation Act of 1958, as amended, for the development of commercial, office and retail uses at Centennial Airport.

29.1.7    In performance of its obligations under this Sublease and with reference solely to the premises covered by this Sublease, Sublessee shall comply with the requirements of any Executive Order barring discrimination; further, in accordance with these requirements, Sublessee shall not discriminate in any manner against any employee or applicant for employment because of political or religious opinion or affiliation, sex, race, creed, color, or national origin, and further, Sublessee shall include a similar clause in all contracts and subcontracts, except contracts and subcontracts for standard commercial supplies or raw materials. Sublessee understands and acknowledges that Airport Authority has given to the United States of America, acting by and through the Federal Aviation Administration, certain assurances in respect to non-discrimination which have been required by Title VI of the Civil Rights Act of 1964, and by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21, Non-Discrimination in Federally-Assisted Programs of the Department of Transportation, as condition precedent to the Government's making grants in aid to Airport Authority, for certain Centennial Airport programs and activities, and that Airport Authority is required under said regulations to include or cause to be included in every agreement or concession pursuant to which any person or persons other than Airport Authority operates or has the right to operate any facility on Centennial Airport providing services to the public the following covenant, to which Sublessee agrees:

Lessee, in its operation at and use of the Centennial Airport, covenants that it will not on the grounds of sex, race, color or national origin: discriminate or permit discrimination against any person or group of persons in any manner prohibited by Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21; and in the event of such discrimination, lessee agrees that Arapahoe County Public Airport Authority has the right to take such action against lessee as the Federal Government may direct to enforce this covenant.

29.1.8    In performance of its obligations under this Sublease and with reference solely to the Demised Premises and Improvements, Sublessee assures that, to the extent required by law, it will undertake an affirmative action program as required by 14 CFR Part 152, Subpart E, to ensure that no person shall on the grounds of race, creed, color, national origin or sex be excluded from participating in any employment activities covered in 14 CFR Part 152, Subpart E. The Sublessee assures that no person shall be excluded on these grounds from participating in or receiving the services or benefits of any program or activity covered by this subpart. The Sublessee assures that, to the extent required by law, it will require that its covered sub organizations provide assurances to the Sublessee that they will require assurances from their sub organizations, as required by 14 CFR Part 152, Subpart E, to the same effect.

29.1.9    Sublessee recognizes that from time to time during the term of this Sublease it may be necessary for Airport Authority or Sublessor to initiate and carry forward extensive programs of construction, reconstruction, expansion, relocation, maintenance and repair in order that the Centennial Airport and its facilities may be suitable for the volume and character of air traffic and flight activity which will require accommodation and that such construction, reconstruction, expansion, relocation, maintenance and repair may inconvenience Sublessee in its operation at the Centennial Airport. Sublessee agrees that no liability shall attach to Sublessor or Airport Authority, or their officers, agents, employees, contractors, subcontractors and representatives, by reason of such inconvenience or interruption, and for and in further consideration of the premises and mutual covenants and agreements contained herein, Sublessee waives any right to claim damages or other consideration therefor, other than as provided in the following sentence. In the event that operations on the Demised Premises cease or are caused to cease as a result of a determination by the Airport Authority in its sole discretion, and Sublessor is entitled to a rent abatement pursuant to Article XVII of the Master Lease, then Sublessee shall be entitled to a comparable and proportional rent abatement of Net Rent to the rent abatement provided to Sublessor under the Master Lease (except there shall be no abatement of any costs and expenses payable by Sublessee pursuant to this Sublease, including, without limitation, Category A and B Expenses) for the period in time in which Sublessee's operations are ceased. The determination as to a rent abatement shall be based upon the decision of the Airport Authority and neither Sublessor nor Sublessee shall have any authority in determining if an event entitles Sublessor and Sublessee to such abatement under the Master Lease and this Sublease.

29.1.10    Sublessee agrees and acknowledges that Sublessee does not have the authority to ever represent to the Airport Authority or any other third party the position of Sublessor on any topic. A breach of this Section shall constitute an Event of Default pursuant to Section 19.1.5.

29.1.11    Sublessee agrees and acknowledges that any and all submittals, applications, documents, and the like, other than correspondence which does not relate to or impact the use and/or operations of the Demised Premises and/or the Improvements, which Sublessee desires to submit to the Airport Authority, shall first be submitted by Sublessee to Sublessor for Sublessor's prior review and approval. No such submittal, application or document of Sublessee shall be submitted to Airport Authority until Sublessor provides written approval of such submittal, application or documents, and written consent to submission of the same to the Airport Authority. Sublessor's approval of any such item shall not be unreasonably withheld, conditioned or delayed. A breach of this Section shall constitute an Event of Default pursuant to Section 19.1.5.

29.1.12    In the event Sublessee is involved in any matter or issue that in any way affects any part of the Sublessor's project, other than the Demised Premises ("Offsite Impact"), Sublessee shall take no action of any type or kind whatsoever without Sublessor's written consent. Sublessor shall be advised of and invited by Sublessee to attend any and all meetings in which issues or matters are discussed which could in any way have an Offsite Impact.

29.2    Sublessee covenants and agrees as follows:

29.2.1    The terms, covenants and conditions of the Minimum Standards are incorporated herein by reference so that, except to the extent that they are inapplicable, each and every term, covenant and condition of the Minimum Standards shall be binding upon Sublessee and shall inure to the benefit of Sublessor, with the same force and effect as if such terms, covenants and conditions were completely set forth in this Sublease. Such terms, covenants and conditions shall include, but not be limited to, those relating to licenses and certificates, personnel, insurance and fees.

29.2.2    Sublessee covenants and agrees that it shall be responsible for obtaining from Airport Authority and shall obtain and maintain in its files, from time to time, the most recent version of the Minimum Standards and any amendments or supplements thereto.

29.3    Intentionally Omitted.

29.4    Sublessee acknowledges that the terms and conditions of this Sublease are to remain confidential for Sublessor's benefit, and may not be disclosed by Sublessee to anyone other than Sublessee's accountants, attorneys, investors, members and lenders, by any manner or means, directly or indirectly, without Sublessor's prior written consent. No information shall be regarded as confidential information which was at the time of disclosure already known to the general public through publication or otherwise. Nothing herein shall preclude Sublessee from disclosing this Sublease to the Federal Aviation Administration or disclosing as may be required by law.

29.5    Sublessee shall coordinate with Sublessor with respect to the issuance of mutually-agreeable press releases regarding the location of Sublessee's business or office being located at Centennial Airport, and Sublessee shall use reasonable efforts in its marketing materials to refer to its location at Centennial InterPort™.

29.6    Except in the event of an arbitration as provided for in Sections 6.7 and 16.7, which shall be governed as provided in Section 24 hereof, in the event of any litigation relating to this Sublease, the court shall award to the substantially prevailing party all reasonable costs and expenses, including reasonable attorneys' fees.

30.   Release of Principals of Sublessor; Limitation of Liability. In the event of default by Sublessor in the performance or observance of any of the terms, covenants or conditions of this Sublease on its part to be performed or observed, Sublessee will seek no personal money judgment, or otherwise seek the enforcement of this Sublease, against any third party on any grounds whatsoever, including without limitation the ground that such third party is a manager or member, disclosed or undisclosed, of Sublessor. Sublessor's liability hereunder as a consequence of any such default shall not exceed an amount equal to the fair market value of Sublessor's leasehold interest in the Demised Premises, but in no event shall such amount include the residual value of the Improvements that will exist at the time of termination of this Sublease.

31.   Representations and Warranties of Sublessor. Sublessor represents and warrants to Sublessee, as of the Effective Date:

31.1    Organization, Authorization and Consents. Sublessor has the right, power and authority to enter into this Sublease in accordance with the terms and provisions of this Sublease, to engage in the transaction contemplated in this Sublease and to perform and observe all of the terms and provisions hereof, and Sublessor is a duly organized and validly existing limited partnership under the laws of the State of Colorado.

31.2    Consents of Third Parties. To the best of Sublessor's actual knowledge, other than the consent of the Airport Authority, no consent, authorization, license, permit, registration or approval of, or exemption or other action by, any governmental or public body, commission or authority is required in connection with the execution, delivery and performance by Sublessor of this Sublease;

31.3    Action of Sublessor, Etc. Upon obtaining the consent of the Airport Authority, Sublessor will have taken all necessary action to authorize the execution, delivery and performance of this Sublease.

31.4    No Violation of Agreements. Sublessor has not received written notice from any third party and has no actual knowledge that the execution, delivery or performance of this Sublease by Sublessor nor compliance with the terms and provision hereof will: (i) result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Demised Premised or any portion thereof pursuant to the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other Sublease or instrument by which Sublessor or the Demised Premises is bound; (ii) violate any provision of any legal requirement to which Sublessor or the Demised Premises is subject; and (iii) violate any judgment, order, writ, injunction or decree of any court applicable to Sublessor or the Demised Premises.

31.5    Existing Master Lease. (i) Sublessor has not given or received any notice(s) of default under the Master Lease which has not been cured, and has no knowledge of any fact or circumstance which with the giving of notice or the passage of time or both would constitute an event of default under the Master Lease; (ii) all payments of rent (as defined in the Master Lease) are current; and (iii) the Land has not been subleased or reallocated.

31.6    Litigation. Sublessor has not received written notice of any pending or threatened suit, legal action or legal proceeding, which (i) if determined adversely to Sublessor, would affect the use of the Demised Premises in accordance with Section 12.1 hereof; or (ii) questions the validity of this Sublease; (iii) questions the validity of the Master Lease; or (iv) relates specifically to the Demised Premises or the title thereto; or (iv ) involves condemnation or eminent domain proceedings (or proceedings in lieu thereof) involving the Demised Premises, or any portion thereof or any plans to restrict, change or otherwise impair access to and from the Demised Premises.

31.7    Rights of Third Parties to the Demised Premises. Neither the Demised Premises nor any part thereof are subject to any purchase contract, option to purchase or lease or right of first refusal or offer, other than pursuant to this Sublease.

31.8    Payments for Services or Materials. No services, material or work have been supplied to Sublessor or Sublessor's contractors, subcontractors or materialmen with respect to the Demised Premises for which payment has not been made in full or which will not be paid in full in the ordinary course of business prior to the Effective Date.

31.9    Notices of Violation. No notices of violation of law or municipal ordinances or of Federal, State, County or municipal or other governmental agency regulations, orders or requirements relating to the Demised Premises have been received by Sublessor, and Sublessor has no reason to believe that any such notice has been, may or will be entered.

31.10    Environmental. Sublessor has not received from any third party (including any federal, state or municipal governmental agency) any request for information, notices of claim, demand letters or other notification and has no actual knowledge of a current situation concerning: (i) a violation of any environmental law (being those identified in Section 14.7 above) on the Demised Premises, (ii) hazardous substance on the Demised Premises, or (iii) that Sublessor is or may be potentially responsible for the removal and/or clean-up of any hazardous substance from the Demised Premises. Sublessor has never used, processed, released, discharged, generated, stored or disposed of any hazardous substance on, under or about the Demised Premises in violation of applicable laws, and, to Sublessor's knowledge, there is no underground storage tank located at the Demised Premises, nor has any underground storage tank been removed from the Demised Premises. Sublessor has received no written notice from any governmental authority that such authority has determined that there are any violations of an environmental law affecting the Demised Premises or that the Demised Premises has been previously used as a landfill or as a repository for garbage or refuse. In the event Sublessor receives written notice form any governmental authority that such authority has determined there are any violations of an environmental law affecting the Demised Premises, Sublessor shall immediately notify Sublessee thereof.

31.11    Obligations. Sublessor has, prior to the execution of this Sublease, observed and obeyed all laws, ordinances, rules and regulations of the United States, the State of Colorado, Arapahoe County, the Airport Authority, and any other public or semi-public agency, district, authority or entity with authority or oversight of any type or kind whatsoever over the Demised Premises which may be applicable to its construction or operations upon the Demised Premises prior to the execution of this Sublease, and all obligations with respect to the Demised Premises subsequent to the execution of this Sublease shall be Sublessee's obligations unless otherwise specifically provided in this Sublease to the contrary or unless allocated to the Sublessor under the Master Lease, but not allocated to Sublessor in this Sublease.

32.   Miscellaneous.

32.1    This Sublease contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, agreements, options and understandings. Neither of the parties shall be bound by or be deemed to have made any representations, warranties or commitments with respect to the subject matter hereof except those contained herein.

32.2    Neither this Sublease nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought.

32.3    The headings of the various Sections of this Sublease are for convenience of reference only and shall not modify, define or limit any of the terms or provisions thereof.

32.4    In the event that Sublessor voluntarily or involuntarily sells or transfers its interest in and to the Demised Premises during the term of this Sublease, this Sublease shall remain in full force and effect and Sublessee shall attorn to the purchaser or transferee and shall recognize the same as the Sublessor for all purposes under this Sublease and Sublessor shall be released from all liabilities and obligations under this Sublease.

32.5    It is understood and agreed that no provision of this Sublease shall be deemed to create any relationship between Sublessor and Sublessee other than a relationship of landlord and tenant.

32.6    This Sublease has been delivered in, and shall in all respect be governed by and construed in accordance with, the laws of the State of Colorado.

32.7    This Sublease shall not be recorded against the Demised Premises by the parties hereto. Either party hereto may prepare a memorandum which is reasonably acceptable to both parties hereto and suitable for recording, and the parties hereto shall execute, acknowledge and file of record in the land records of Arapahoe County, Colorado such memorandum.

32.8    This Sublease may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

32.9    Sublessor and Sublessee represent and warrant to each other that they have not dealt with any real estate agent or broker in connection with this Sublease, other than InterPort Realty and Management LLC (the "Broker"). Sublessee shall indemnify and hold Sublessor harmless from and against any and all claims and demands of any broker or agent (other than Broker) claiming a commission by or through Sublessee in connection with this Sublease. Sublessor shall indemnify and hold Sublessee harmless from and against any and all claims and demands of any broker or agent claiming a commission by or through Sublessor in connection with this Sublease. The indemnity of Sublessee contained in this Section 32.9 shall survive the termination of this Sublease.

32.10    Subject to the limitations set forth herein, this Sublease shall be binding on and inure to the benefit of Sublessor and Sublessee and their respective successors and assigns.

32.11 There is a lot in the northeast corner of the Land ("Adjacent Northeast Parcel") and the Sublessor or its successors and assigns, as determined by Sublessor, shall pay for its prorata share of the Ramp Improvements (as hereinafter defined), the Common Access Road (as hereinafter defined), and certain maintenance and repair costs, as hereinafter set forth, provided that Sublessee exercises its Option and subleases Phase 2.

32.11.1 Sublessee will construct all ramp improvements to serve Phase 2 (the "Ramp Improvements"), including any of the Ramp Improvements located on the Adjacent Northeast Parcel and all connections to Taxilane Sierra within what is currently designated as Phase 2. Sublessor will pay to Sublessee Sublessor's prorata share of such Ramp Improvements based on the following formula: the numerator will be the square footage of the building footprint of the proposed facility to be located on the Adjacent Northeast Parcel ("Adjacent Northeast Parcel Facility"), and the denominator will be the total square footage of all the Phase 2 buildings footprints plus the square footage of the Adjacent Northeast Parcel Facility. For example, based on current estimates, if the Adjacent Northeast Parcel Facility has a 15,000 square foot footprint, and Phase 2 as depicted in Exhibit A is planned to 103,000 square feet of footprint, the calculation would be 15,000 square feet/118,000 square feet = 12.71% of the total cost of the Ramp Improvements.

32.11.2 Sublessor, at its sole cost and expense, will complete the construction of the access road ("Common Access Road") from the southern boundary of the Adjacent Northeast Parcel to the northern boundary Adjacent Northeast Parcel.

32.11.3 Sublessor and Sublessee agree to enter into a shared access agreement for the Common Access Road and the Ramp Improvements (the "Shared Access Agreement"). The Sublessor and Sublessee shall enter into the Shared Access Agreement at the time that the Option is exercised. The Shared Access Agreement shall be on commerciallyreasonable terms and shall provide for payment for installation of the Ramp Improvements and the Common Access Road, as provided in subsections 32.11.1 and 32.11.2 above. Further, the Shared Access Agreement shall set forth that Sublessor and Sublessee shall pay for repair and maintenance of the Ramp Improvements and the Common Access Road on an equitable basis, which shall take into consideration the percentage set forth above.

33.   Option. As additional consideration for the covenants of Sublessee under this Sublease, Sublessor grants to Sublessee an option (the "Option") to lease Phase 2 and add such Phase 2 to the Demised Premises for a term commencing within ninety (90) days after Sublessee's Notice (as hereinafter defined) and expiring on the Expiration Date. The Option shall be on the following terms and conditions:

33.1    Written notice of Sublessee's interest in exercising the Option shall be given to Sublessor at any time during the first three (3) years of the initial Sublease term, but not later than ninety (90) days prior to the expiration of such three (3)-year period ("Sublessee's Notice").

33.2    Unless Sublessee timely provides Sublessee's Notice to Sublessor in accordance with Section 33.1 above, and the parties execute an amendment as provided above, the Option shall terminate and shall be of no further force or effect.

33.3    In addition to the timely written notice as required by Section 33.1 above, as a condition of Sublessee's right to exercise the Option granted hereunder, there shall be no Event of Default on the date of exercise or the date the Option is to commence and Sublessee shall have made all of the Option Payments (as hereinafter defined) when due.

33.4    In the event Sublessee exercises the Option, Sublessee must take the entire Phase 2 and may not elect only to lease a portion thereof.

33.5    All notifications contemplated by this Section must be in writing and given in the manner provided in the Sublease.

33.6    Sublessee's rights with respect to the Option terminate if this Sublease or Sublessee's right to possession of the Demised Premises is terminated at any time prior to the third anniversary of the Commencement Date.

33.7    Commencing on the second (2nd) anniversary of the Commencement Date through and including the last day of such second (2nd) year of the term of this Sublease, in order to continue the Option, and in addition to, but not deemed a portion of, the Net Rent, Sublessee shall make monthly payments to Sublessor on the first (1st) day of each calendar month in the amount of $0.25 per square foot of Phase 2 [Seven Thousand Seven Hundred Forty-Five and 06/100 Dollars ($7,745.06)] ("Second Year Option Payments").

33.8    Commencing on the third (3rd) anniversary of the Commencement Date through and including the last day of such third (3rd) year of the term of this Sublease, in order to continue the Option, and in addition to, but not deemed a portion of, the Net Rent, Sublessee shall make monthly payments to Sublessor on the first (1st) day of each calendar month in the amount of $0.50 per square foot of Phase 2 [Fifteen Thousand Four Hundred Ninety and 13/100 Dollars ($15,490.13)] (together with the Second Year Option Payments, the "Option Payments"). If any of the Option Payments is not timely made, the Option will terminate and be of no further force or effect, and Sublessee shall have no further right to lease Phase 2. All Option Payments shall be in the amounts specified on Exhibit C. At such time as Sublessee exercises the Option, any Option Payments not yet due shall no longer be payable, and Sublessee shall pay Net Rent for Phase 2 in lieu thereof, as provided in Section 3.1.2.

33.9    Upon the exercise of the Option, Phase 2 shall become part of the Demised Premises and, within thirty (30) days after Sublessee has exercised the Option, the parties shall execute an amendment to the Sublease reflecting such addition of Phase 2 to the Demised Premises and setting forth the Net Rent with respect thereto, in accordance with Section 3.1.2, which amendment shall be in form and substance acceptable to Sublessor.

33.10    The Option is personal to Sublessee and cannot be exercised by any other party, nor can it be assigned by Sublessee to any other party.

34.   AS-IS. Sublessee (i) EXCEPT TO THE EXTENT OTHERWISE SPECIFICALLY PROVIDED HEREIN, ACCEPTS THE DEMISED PREMISES "AS-IS," WITH SUBLESSEE ACCEPTING ALL DEFECTS, IF ANY; AND SUBLESSOR MAKES NO WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE DEMISED PREMISES (WITHOUT LIMITATION, SUBLESSOR MAKES NO WARRANTY AS TO THE HABITABILITY, FITNESS OR SUITABILITY OF THE DEMISED PREMISES FOR A PARTICULAR PURPOSE, NOR AS TO COMPLIANCE WITH ANY APPLICABLE LAWS (AS HEREIN DEFINED), OR AS TO THE ABSENCE OF ANY TOXIC OR OTHERWISE HAZARDOUS MATERIALS), (ii) acknowledges that the Demised Premises are acceptable for Sublessee's use, (iii) waives all claims of defect in the Demised Premises and any implied warranty that the Demised Premises are suitable for Sublessee's intended purposes, and (iv) acknowledges that Sublessor has no obligation to construct any roads or other infrastructure improvements.

IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed by their duly authorized representatives as of the day and year first above written.

SUBLESSOR:

SUNBORNE XVI, LTD.,
a Colorado limited partnership

By:	SunBorne Development, Limited Liability
Company, a Colorado limited liability
company, its General Partner

	By:	/s/ Tyler M. Packard
	Name:	Tyler M. Packard
	Title:	Manager

SIGNATURE PAGE TO GROUND SUBLEASE

SUBLESSEE:

APA HANGARS LLC,
a Delaware limited liability company

By:	/s/ Tal Keinan
Name:	Tal Keinan
Title:	Authorized Signatory

SIGNATURE PAGE TO GROUND SUBLEASE

EXHIBIT A

Land

A-1

EXHIBIT B

Common Areas

B-1

EXHIBIT C

C-1

EXHIBIT C-1

C-1-1

EXHIBIT C-2

To be provided by Sublessor if the Option is exercised early

C-2-1

EXHIBIT D

Intentionally Deleted

D-1

EXHIBIT E-1

Category A Expenses

This list is intended to illustrate the various categories of expenses within Category A, but is not necessarily all-inclusive.

Category A: Main Entry/Streetscape:

Lawn care/irrigation/fertilization/water and electricity/aeration/trees/ shrubs and entry treatment and other related expenses with respect to InterPort Boulevard and the main entry feature at InterPort Boulevard.

Insurance required under the Master Lease or applicable governmental authority

Administration fees

Management fees

Signage/Maintenance

Legal/accounting

Payroll expenses

Property taxes

Reserves for Category A Expenses

E-1-1

EXHIBIT E-2

Category B Expenses

This list is intended to illustrate the various categories of expenses within Category B, but is not necessarily all-inclusive.

Category B: Aviation Related Facilities

Taxilane asphalt & concrete repair/snow removal/sweeping & cleaning

Taxilane security card readers/other

Taxilane lighting (may be by airport)

Taxilane land lease cost

Administration fees

Management fees

Legal/accounting

Property taxes

Insurance

Reserves for Category B Expenses

E-2-1

EXHIBIT E-3

Intentionally Deleted

E-3-1

EXHIBIT E-4

Intentionally Deleted

E-4-1

EXHIBIT E-5

Interport Project

E-5-1

EXHIBIT E-6

Performance Criteria to be negotiated by Sublessor and Sublessee

E-6-1

EXHIBIT F

Estoppel and Commencement Date Certificate

THIS ESTOPPEL AND COMMENCEMENT DATE CERTIFICATE ("Certificate") is executed this ____ day of ____________, 202__ by SUNBORNE XVI, LTD., a Colorado limited partnership ("Sublessor") and APA HANGARS LLC, a Delaware limited liability company ("Sublessee"), with respect to and forming a part of that certain Ground Sublease ("Lease") dated ______, 202__, for the premises more particularly described therein ("Premises").

WITNESSETH

WHEREAS, the parties desire to reaffirm and/or amend and certify to certain provisions of the Sublease; and

WHEREAS, the parties desire that the matters set forth herein be conclusive and binding on the parties.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.         The Sublease commencement date is deemed and agreed to be ____ 1, 20__, and the Sublease expiration date is agreed and deemed to be ______, 20__, unless sooner terminated, as provided therein.

2.         _____________________________________________ Dollars ($________) which was paid by Sublessee on _________, 20__ and accordingly Net Rent is paid through __________, 20__. Sublessee's next annual installment of Net Rent in the amount of ________________________________________ Dollars ($________) for the annual period of __________ 1, 20__ through __________, 20__ is due on _____ 1, 20__.

3.         Sublessee's first installment of Sublessee's pro rata shares of operating expenses in the amount of ______________________________________ Dollars ($______________) (is due on) (was paid on) ________________, 20___.

4.         Sublessee deposited with Sublessor a security deposit in the amount of ________ Dollars ($___________).

5.         Except as may be amended herein, all terms and conditions of the Sublease shall continue in full force and effect and are hereby republished, ratified and reaffirmed in their entirety.

6.         This Certificate shall be binding upon and may be relied upon by the parties hereto and their respective legal representatives, successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Certificate as of the day and year first above written.

SUBLESSOR:

SUNBORNE XVI, LTD.,
a Colorado limited partnership

By:	SunBorne Development, Limited Liability
Company, a Colorado limited liability
company, its General Partner

By:
Name:
Title: Manager

STATE OF COLORADO	)
) ss.
COUNTY OF ____________	)

The foregoing instrument was acknowledged before me this ____ day of ________ 202__, by __________ Packard, as Manager of Sunborne Development, Limited Liability Company, a Colorado limited liability company, as General Partner of SUNBORNE XVI, LTD., a Colorado limited partnership.

Witness my hand and official seal.

My commission expires:

Notary Public

SUBLESSEE:

APA HANGARS LLC,
a Delaware limited liability company

By:
Name:
Title:

STATE OF COLORADO	)
) ss.
COUNTY OF ____________	)

The foregoing instrument was acknowledged before me this ____ day of ________ 202__, by ___________________________________, as _______________________________ of APA HANGARS LLC, a Delaware limited liability company..

Witness my hand and official seal.

My commission expires:

Notary Public

EXHIBIT G

Concept Plan

G-1

EXHIBIT H

Development Schedule

H-1